UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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[ ]	Soliciting Material Pursuant to §240.14a-12

AIRCASTLE LIMITED

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Aircastle Limited
c/o Aircastle Advisor LLC
300 First Stamford Place, 5th Floor
Stamford, CT 06902

April 5, 2017

Dear Fellow Shareholders:

On behalf of your Board of Directors, we are pleased to invite you to attend the 2017 Annual General Meeting of Shareholders of Aircastle Limited. This meeting will be held on May 19, 2017, at 10:00 a.m. Eastern Daylight Time, at the Delamar Hotel, located at 500 Steamboat Road, Greenwich, Connecticut, USA, 06830.
This year, we will again utilize the U.S. Securities and Exchange Commission, or SEC, rule allowing companies to furnish proxy materials to their shareholders electronically. We believe that this e-proxy process expedites shareholders’ receipt of proxy materials, while lowering the costs and reducing the environmental impact of our annual general meeting. In accordance with applicable SEC rules, on April 5, 2017, the Company began mailing to certain of our shareholders a Notice of Internet Availability of Proxy Materials, or Internet Notice, containing instructions on how to access electronically our proxy statement and annual report and how to vote. Shareholders who did not receive this Internet Notice will receive the annual general meeting materials by mail, including our proxy statement, proxy card and annual report.
Our proxy statement contains detailed information about the business to be conducted at the annual general meeting. To assure that your shares are represented at the annual general meeting, we urge you to exercise your vote by Internet, telephone or mail by following the instructions included on page 2 of the proxy statement and in the Internet Notice or proxy card that you received. If you are able to attend the annual general meeting and wish to vote your shares personally, you may do so at any time before the proxy is voted at the annual general meeting.
If you plan to attend the annual general meeting, please follow the instructions on pages 2-3 of the proxy statement.

Sincerely,

Christopher L. Beers
General Counsel

Aircastle Limited
c/o Aircastle Advisor LLC
300 First Stamford Place, 5th Floor
Stamford, CT 06902

Notice of the 2017 Annual General Meeting of Shareholders

To Our Shareholders:

Aircastle Limited will hold its 2017 Annual General Meeting of Shareholders, or the Annual Meeting, at the Delamar Hotel, located at 500 Steamboat Road, Greenwich, Connecticut, USA, 06830 on May 19, 2017 at 10:00 a.m. Eastern Daylight Time. The matters to be considered and acted upon at the Annual Meeting, which are described in detail in the accompanying materials, are:

1.	the election of four Class II Directors to serve until the 2020 annual general meeting of Aircastle Limited or until their office shall otherwise be vacated pursuant to our Bye-laws;

2.
the appointment of Ernst & Young LLP as independent registered public accounting firm for Aircastle Limited for fiscal year 2017 and the authorization of the Directors of Aircastle Limited, acting by the Audit Committee, to determine the independent registered public accounting firm’s fees;

3.
approval of the Aircastle Limited Amended and Restated 2014 Omnibus Incentive Plan, including the performance goals established under the plan for purposes of compliance with Section 162(m) of the Internal Revenue Code;

4.	an advisory vote on executive compensation;

5.	an advisory vote on the frequency of the advisory vote on executive compensation; and

6.	any other business properly presented at the Annual Meeting and any adjournment(s) or postponement(s) of the Annual Meeting.
Your Board of Directors recommends that you vote in favor of proposals 1, 2, 3 and 4 and vote in favor of every "Three Years" for proposal 5, which are set forth in the accompanying proxy statement.

We will also present at the Annual Meeting the consolidated financial statements and independent registered public accounting firm's report for the fiscal year ended December 31, 2016, copies of which can be found in our 2016 Annual Report that accompanies this Notice or which was previously circulated to shareholders.

Shareholders of record at the close of business on March 23, 2017 are entitled to notice of, and to vote at, the Annual Meeting. Our stock transfer books will remain open for the transfer of our common shares. A list of all shareholders entitled to vote at the Annual Meeting will be available for examination at our principal executive office located at c/o Aircastle Advisor LLC, 300 First Stamford Place, 5th Floor, Stamford, CT 06902, for the ten days before the Annual Meeting between 9:00 a.m. and 5:00 p.m., Eastern Daylight Time, and at the place of the Annual Meeting during the Annual Meeting for any purpose germane to the Annual Meeting.

By Order of the Board of Directors,

Alexander A. Green
Secretary
Stamford, CT
April 5, 2017

Important Notice Regarding the Internet Availability of Proxy Materials for the Shareholder Meeting to be held on May 19, 2017. The proxy statement and annual report are available at www.aircastle.com/investors.

REGARDLESS OF WHETHER YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE AS PROMPTLY AS POSSIBLE BY USING THE INTERNET OR TELEPHONE, OR IF YOU RECEIVED A PAPER COPY OF THE PROXY MATERIALS, BY SIGNING, DATING AND RETURNING THE PROXY CARD INCLUDED THEREWITH.

Policies and Procedures For Review, Approval or Ratification of Transactions with Related Persons	36
PROPOSAL NO. 1 – ELECTION OF DIRECTORS	37
PROPOSAL NO. 2 – APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	38
Audit Fees, Audit Related Fees, Tax Fees and All Other Fees	38
Audit Committee Pre-Approval Policies and Procedures	38
PROPOSAL NO. 3 – APPROVAL OF THE AIRCASTLE AMENDED AND RESTATED 2014 OMNIBUS INCENTIVE PLAN, INCLUDING THE PERFORMANCE GOALS ESTABLISHED UNDER THE PLAN FOR PURPOSES OF COMPLIANCE WITH SECTION 162(m) OF THE INTERNAL REVENUE CODE	40
PROPOSAL NO. 4 – ADVISORY VOTE ON EXECUTIVE COMPENSATION	49
PROPOSAL NO. 5 – ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION	50
OTHER MATTERS	51
CONFIDENTIALITY OF PROXIES	51
SHAREHOLDER PROPOSALS	51
ADDITIONAL INFORMATION	51
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 19, 2017	52
GENERAL	52
APPENDIX A - RECONCILIATION OF NONGAAPMEASURES TO U.S. GAAP RESULTS	53
APPENDIX B - AIRCASTLE LIMITED AMENDED AND RESTATED 2014 OMNIBUS INCENTIVE PLAN	55

Aircastle Limited
c/o Aircastle Advisor LLC
300 First Stamford Place, 5th Floor
Stamford, CT 06902

April 5, 2017

PROXY STATEMENT

For the 2017 Annual General Meeting of Shareholders To Be Held On
May 19, 2017

GENERAL INFORMATION ABOUT THE MEETING

Date, Time and Place of Annual General Meeting. The Board of Directors, or the Board, of Aircastle Limited, an exempted Bermuda company, or the Company or Aircastle, is soliciting proxies to be voted at the 2017 Annual General Meeting of Shareholders, or the Annual Meeting, to be held at 10:00 a.m. Eastern Daylight Time, on May 19, 2017, at the Delamar Hotel located at 500 Steamboat Road, Greenwich, Connecticut, USA, 06830, for the purposes set forth in the accompanying Notice of 2017 Annual Meeting of Shareholders, and at any adjournment or postponement of the Annual Meeting. We are sending this proxy statement in connection with the proxy solicitation.
On or about April 5, 2017, the Company began mailing to certain of our shareholders a Notice of Internet Availability of Proxy Materials. This Notice contains instructions on how to access the proxy statement and our annual report for the year ended December 31, 2016, or the 2016 Annual Report, and how to vote. By furnishing this Notice, we are lowering the costs and reducing the environmental impact of our Annual Meeting. Shareholders who did not receive this Notice will continue to receive paper copies of our proxy statement, proxy card and 2016 Annual Report, which we began mailing on or about April 5, 2017.
Matters to be Considered at the Annual Meeting. At the Annual Meeting, shareholders will vote upon the following matters:

1.	the election of four Class II Directors to serve until the 2020 annual general meeting of Aircastle or until their office shall otherwise be vacated pursuant to our Bye-laws;

2.
the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for fiscal year 2017 and the authorization of the Directors of Aircastle, acting by the Audit Committee, to determine the independent registered public accounting firm’s fees;

3.
approval of the Aircastle Limited Amended and Restated 2014 Omnibus Incentive Plan, including the performance goals established under the plan for purposes of compliance with Section 162(m) of the Internal Revenue Code;

4.    an advisory vote on executive compensation;

5.    an advisory vote on the frequency of the advisory vote on executive compensation; and

6.	any other business properly presented at the Annual Meeting and any adjournment(s) or postponement(s) of the Annual Meeting.

Quorum and Voting Requirements. Our Board has fixed the close of business on March 23, 2017 as the record date, or the Record Date, for determination of the shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record as of the close of business on the Record Date are entitled to vote at the Annual Meeting. The presence of two or more persons at the start of the Annual Meeting and representing in person, or by proxy entitling the holder to vote at the Annual Meeting, in excess of 50% of all votes attaching to all shares of the Company in issue, shall form a quorum for the transaction of business. If a quorum is not present, the Annual Meeting may be adjourned by the chairman of the meeting until a quorum has been obtained.
If a quorum is present, the following voting requirements apply for approval:

•	The affirmative vote of a plurality of the votes cast at the Annual Meeting is sufficient to elect each of the nominees to our Board (Proposal No. 1).

•	The affirmative vote of a majority of the votes cast at the Annual Meeting is required:

(i)	to appoint Ernst & Young LLP for fiscal year 2017 and to authorize the Board, acting by the Audit Committee, to determine the independent registered public accounting firm’s fees (Proposal No. 2);

(ii)
to approve the Aircastle Limited Amended and Restated 2014 Omnibus Incentive Plan, including the performance goals established under the plan for purposes of compliance with Section 162(m) of the Internal Revenue Code (Proposal No. 3);

(iii)	to approve, on an advisory basis, executive compensation (Proposal No. 4); and

(iv)	to approve any other business properly presented at the Annual Meeting.

•	The option (one, two or three years) with the most votes will be viewed as the advisory vote on the frequency of the advisory vote on executive compensation (Proposal No. 5).
A shareholder voting for the election of Directors may withhold authority to vote for all or certain nominees. A shareholder may also abstain from voting on the other matters presented for shareholder vote. Votes withheld from the election of any nominee for Director and abstentions from Proposal Nos. 2, 4 and 5 will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not be counted in the number of votes cast on the matter. Abstentions will be counted as votes cast on Proposal No. 3 and therefore have the effect of a vote against the proposal.
If a shareholder holds shares through a broker, bank or other nominee, generally that holder may vote its shares in accordance with instructions received. If a shareholder does not give instructions to the holder, the holder can vote its shares with respect to “discretionary” or routine proposals under the rules of the New York Stock Exchange, or NYSE. Such a holder cannot vote shares with respect to “non-discretionary” proposals for which a shareholder has not given instruction. The appointment of Ernst &Young LLP is considered a “discretionary” proposal and therefore may be voted upon by such a holder even in the absence of instructions from the shareholder. The election of Directors, the advisory vote on executive compensation, the advisory vote on the frequency of the advisory vote on executive compensation and any other business properly presented at the Annual Meeting are considered “non-discretionary” items, and such a holder may not vote on these items in the absence of instructions from the shareholder.
As of the Record Date, there were 78,717,915 common shares of the Company, par value US$0.01 per share, referred to herein as common shares, outstanding and entitled to vote. Each common share entitles the holder to one vote on each matter presented at the Annual Meeting.
Voting of Proxy. You may submit your proxy with voting instructions by any one of the following means:

•	By Internet or Telephone
To submit your proxy on the Internet, go to www.proxyvote.com. You will need the 12-digit number included on your proxy card, voter instruction form or Notice of Internet Availability of Proxy Materials.

To submit your proxy by telephone, registered shareholders should dial 1-800-690-6903 and follow the instructions. Beneficial holders should dial the phone number listed on your voter instruction form. You will need the 12-digit number included on your proxy card, voter instruction form or Notice of Internet Availability of Proxy Materials.
Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day, and will close at 11:59 p.m. Eastern Daylight Time on May 18, 2017. The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. Therefore, we recommend that you follow the voting instructions in the materials you receive. If you submit your proxy by telephone or on the Internet, you do not have to return your proxy card, voter instruction form or Notice of Internet Availability of Proxy Materials.

•	By Mail
If you are a holder of record and received your Annual Meeting materials by mail, you can vote by signing, dating and completing the proxy card included therewith and returning it by mail in the enclosed self-addressed envelope. If you received a Notice of Internet Availability of Proxy Materials and wish to vote by traditional proxy card, you may receive a full set of the annual meeting materials at no charge through one of the following methods:

•	By internet at www.proxyvote.com;

•	By telephone at 1-800-690-6903; or

•	By email at sendmaterial@proxyvote.com.
Once you receive the Annual Meeting materials, please sign, date and complete the proxy card included therewith and return it in the enclosed self-addressed envelope. No postage is necessary if the proxy card is mailed in the United States. If you hold your shares through a bank, broker or other nominee, the proxy card will give you separate instructions for voting your shares.

•	In Person, at the Annual Meeting
All shareholders may vote in person at the Annual Meeting. You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot to be able to vote at the Annual Meeting.
Proxies, if received in time for voting, properly executed and not revoked, will be voted at the Annual Meeting in accordance with the instructions contained therein. If no instructions are indicated, the common shares represented by the proxy will be voted as recommended by the Board, as described below, or in accordance with the judgment of the proxy holders as to any other matter that may be properly brought before the Annual Meeting, including any adjournments and postponements thereof.
Revocability of Proxy. Any shareholder returning a proxy may revoke it at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the Annual Meeting in person and so request, although attendance at the Annual Meeting will not by itself revoke a previously granted proxy. Any proxy not revoked will be voted as specified by the shareholder. If no choice is indicated, a proxy will be voted in accordance with the Board’s recommendations described below.
Persons Making the Solicitation. This proxy statement is sent on behalf of, and the proxies are being solicited by, the Board. We will bear all costs of this solicitation of proxies. In addition to solicitations by mail, our Directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telecopy, e-mail and personal interviews. We will request brokers, custodians and other fiduciaries to forward proxy-soliciting materials to the beneficial owners of common shares they hold of record. We will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of the proxy materials. We have also engaged Georgeson, Inc. to assist the Company in the solicitation of proxies for an anticipated fee of $5,000, and have agreed to reimburse Georgeson, Inc. for reasonable out-of-pocket expenses incurred in connection with the proxy solicitation and to indemnify Georgeson, Inc. against certain losses, costs and expenses.
Recommendations of the Board. The Board recommends that shareholders vote:

•	FOR the election of the Director nominees named herein;

•
FOR the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for fiscal year 2017 and the authorization of the Directors of Aircastle, acting by the Audit Committee, to determine the independent registered public accounting firm’s fees;

•
FOR the approval of the Aircastle Limited Amended and Restated 2014 Omnibus Incentive Plan , including the performance goals established under the plan for purposes of compliance with Section 162(m) of the Internal Revenue Code;

•	FOR an advisory vote on executive compensation; and

•	THREE YEARS as the frequency of the advisory vote on executive compensation.
Attendance at the Meeting. Shareholders will be admitted to the Annual Meeting upon verification of ownership at the admissions desk. Please note that a beneficial owner holding his or her shares in “street name” who plans to attend the Annual Meeting must also send a written request with proof of ownership (such as a bank or brokerage firm account statement) to the Company’s transfer agent, American Stock Transfer & Trust Company, located at 59 Maiden Lane, New York, NY 10038. Admittance to the Annual Meeting will be based upon availability of seating. For directions to the Annual Meeting, please call (203) 504-1020.

CORPORATE GOVERNANCE

The role of our Board is to ensure that Aircastle is managed for the long-term benefit of our shareholders. To fulfill this role, the Board has adopted corporate governance principles designed to assure compliance with all applicable corporate governance standards, including those provided by the SEC and the NYSE. In addition, the Board is informed regarding Aircastle’s activities and periodically reviews, and advises management with respect to, Aircastle’s annual operating plans and strategic initiatives.
The following Directors currently serve on our Board:

Name	Age	Position
Ronald W. Allen	75	Class I Director
Giovanni Bisignani	70	Class III Director
Michael J. Cave	56	Class II Director
Douglas A. Hacker	61	Class I Director
Ryusuke Konto	61	Class III Director
Yukihiko Matsumura	60	Class I Director
Ronald L. Merriman	72	Class II Director
Agnes Mura	67	Class II Director
Charles W. Pollard	59	Class II Director
Gentaro Toya	57	Class III Director
Peter V. Ueberroth	79	Class III Director
Ron Wainshal	53	Class I Director
Ronald W. Allen was appointed to our Board on August 2, 2006. Mr. Allen served as interim President and Chief Executive Officer of Aaron’s, Inc. from November 2011 to February 2012 and then as President until April 2014 and as Chief Executive Officer until his retirement in August 2014. Mr. Allen also served as a Director of Aaron’s, Inc. from 1997 until August 2014 and as Chairman of the Board from November 2012 until April 2014. Mr. Allen retired as the Chairman of the Board, President and Chief Executive Officer of Delta Air Lines, Inc., one of the world’s largest global airlines, in July 1997 after 34 years with the company. From July 1997 through July 2005, Mr. Allen was a consultant to and Advisory Director of Delta Air Lines, Inc. He previously served as a Director of Interstate Hotels & Resorts, Inc. from 2006 to 2010, Forward Air Corporation from 2011 to 2013 and Guided Therapeutics, Inc. from 2008 to January 2014. He was elected a Director of Forward Air Corporation in November 2014 and serves as the Chair of the Corporate Governance and Nominating Committee. He is also a Director of Coca-Cola Company and serves as Chair of the Audit Committee. The Board has determined that Mr. Allen is “financially literate” as defined by NYSE rules and is a “financial expert” as defined by SEC regulations. Mr. Allen brings to the Board extensive airline experience and aerospace market relationships around the world while also providing valuable perspectives on industry strategy, management and human resources.
Giovanni Bisignani was appointed to our Board on May 24, 2012. Mr. Bisignani was the Director General and CEO of the International Air Transport Association, or IATA, from 2002 to 2011. In 2001, he launched the European travel portal Opodo and served as its Chief Executive Officer. From 1998 to 2001 he served as CEO & Managing Director of SM Logistics, a group of logistics and freight forwarding companies partially owned by General Electric. From 1994 to 1998, Mr. Bisignani served as President of Tirrenia di Navigazione, the largest Italian ferry company. He spent five years as CEO and Managing Director of Alitalia from 1989 to 1994. During this time he also served on the IATA Board of Governors. He has been a Member of Pratt & Whitney Advisory Board and Chairman of Galileo International. Mr. Bisignani studied both in Italy (Sapienza University, Rome) and the United States (Harvard Business School). Mr. Bisignani is a member of the Board and Strategic, Remunerations and Nominating committees of SAFRAN Group, a holding company encompassing aircraft engine manufacturing, aerospace, defense and security activities. Designated by Etihad in January 2015, he became a Board member of Alitalia - Società Aerea Italiana and the Chairman of the Nomination & Remuneration Committee; he is also a member of the Related Party Committee and the Audit Committee. Mr. Bisignani is a member of the World Economic Forum Global Agenda Council on Aviation, Travel & Tourism and is a Visiting Professor, at Cranfield University. Mr. Bisignani brings to the Board strong leadership skills, extensive experience in operations, strategic planning and financial matters relevant to the airline and travel industry and extensive, high-level contacts with airlines.
Michael J. Cave was appointed to our Board on May 22, 2014. Previously, he served as a Senior Vice President of The Boeing Company, the world's leading aerospace company and the largest manufacturer of commercial jetliners and military aircraft from 2007 through his retirement in 2014. Mr. Cave served as President and Principal Executive Officer and as a Director of the Boeing Capital Corporation from 2010 to 2014. Mr. Cave served as a Director of Private Export Funding Corporation from 2010 until 2014. Mr. Cave served as senior vice president of business development and strategy for The Boeing Company, as senior vice president/chief financial officer of Boeing Commercial Airplanes and as vice president, finance for Boeing Information, Space & Defense Systems from 1998 through 2006. Prior to 1998, Mr. Cave held a variety of other assignments across Boeing's defense and commercial businesses. He was named one of the 100 Most Important Hispanics in Technology and Business for 2006 by Hispanic Engineer and Information Technology magazine. He holds a bachelor's degree in engineering from Purdue University. Mr. Cave is a Director of Harley-Davidson, Inc., Ball Corporation and Esterline Technologies Corporation. The Board has determined that Mr. Cave is “financially literate” as defined by NYSE rules and is a “financial expert” as defined by SEC regulations. Mr. Cave's skills, expertise and experience in engineering and financial services make him an extremely valuable member of the Board, particularly in light of his insights into the various products under development and entering production at both Boeing and its competitors and in light of the many high-level customer relationships that he developed in his time at Boeing Commercial Airplanes and at Boeing Capital Corp., its financing arm.
Douglas A. Hacker was appointed to our Board on August 2, 2006. Mr. Hacker is currently an independent business executive and formerly served from December 2002 to May 2006 as Executive Vice President, Strategy for UAL Corporation, an airline holding company. Prior to this position, Mr. Hacker served with UAL Corporation as President, UAL Loyalty Services from September 2001 to December 2002 and as Executive Vice President and Chief Financial Officer from July 1999 to September 2001. Mr. Hacker serves as the Chair of the Board of Trustees of the Columbia Atlantic Funds, a series of open-end investment companies that are part of the Columbia family of mutual funds.  Mr. Hacker serves as a Director of Travelport Worldwide Limited and SpartanNash Company as well as having served as a Director of SeaCube Container Leasing Ltd from 2010 until 2014. The Board has determined that Mr. Hacker is “financially literate” as defined by NYSE rules and is a “financial expert” as defined by SEC regulations. Mr. Hacker’s extensive experience in financial and operating management, including his prior service as an Executive Vice President, Strategy, of a major U.S. airline and his service as Chief Financial Officer of a major U.S. airline, in addition to his depth of knowledge in executive compensation, provide to the Board excellent perspectives on airline financial and operational matters and on aircraft investing, leasing and finance matters, on strategic matters relevant to the Company and on executive compensation.
Ryusuke Konto was appointed to our Board on August 2, 2013 by Marubeni Corporation. In April 2013, Mr. Konto was appointed as Chairman of Marubeni Aerospace Corporation which specializes in import and supply of foreign products and parts for the aerospace and defense sectors in Japan. Mr. Konto served as an Executive Officer of Marubeni Corporation from 2009 to 2011 and in Dubai as Marubeni's Regional CEO for the Middle East and North Africa in 2009 and in Los Angeles as Senior Executive Vice President and COO of Marubeni America Corporation from 2010 to 2011. From 2007 to 2008, he served as Senior Operating Officer, Transportation Machinery Division and from 2003 to 2006, as Director, Aerospace & Defense Systems Unit of Marubeni Corporation. Mr. Konto brings to the Board extensive experience in international business. He has over 25 years experience in the aviation industry and maintains high-level contacts with major manufacturers in the aviation industry as well as Asian airlines which may in the future be customers of the Company. Mr. Konto was designated to the Board by Marubeni pursuant to the Shareholder Agreement between the Company and Marubeni, dated June 6, 2013, as described in “Certain Relationships and Related Party Transactions – Shareholder Agreement for Sale of Common Shares to Marubeni Corporation.”
Yukihiko Matsumura was appointed to our Board on May 26, 2016 by Marubeni Corporation. Mr. Matsumura is the President and CEO of Marubeni America Corporation. From April 2015 to April 2016, Mr. Matsumura was the Chief Financial Officer and Chief Operating Officer of Investor Relations and Credit Ratings, Marubeni Corporation. From 2012 to 2015, he served as Chief Financial Officer and Chief Operating Officer, Corporate Accounting and Finance Department. Mr. Matsumura has over 25 years experience in the finance industry and brings to the Board extensive experience in operations, strategic planning and financial matters.
Ronald L. Merriman was appointed to our Board on August 2, 2006. Mr. Merriman serves as the Chair of the Audit Committee. He also served as Executive Vice President of Ambassador International, Inc., a publicly traded travel services business, from 1997 to 1999; Executive Vice President of Carlson Wagonlit Travel, a global travel management firm, from 1999 to 2000; and Managing Director of O’Melveny & Myers LLP, a global law firm, from 2000 to 2003. He is also a Director of Pentair, Ltd., (formerly Pentair, Inc.), Realty Income Corporation, and Haemonetics Corporation. The Board has determined that Mr. Merriman is “financially literate” as defined by NYSE rules and is a “financial expert” as defined by SEC regulations. Mr. Merriman brings an extensive accounting and financial background to the Board, with a particular emphasis on accounting and financial matters relevant to the airline and travel industries and transportation companies generally and provides valuable insight on the cross-border nature of our business.
Agnes Mura was appointed to our Board on February 18, 2013. Ms. Mura has been the President of Agnes Mura, Inc., ("AMI") since 1997. AMI is a leadership development firm, specializing in global executive coaching and organizational behavior for senior teams in Global 1,000 companies. Prior to AMI, Ms. Mura was Vice President and IPB California Representative of Bankers Trust Co. from 1993 to 1996. From 1985 to 1993, she was Assistant Vice President, and then Vice President for First Interstate Bank Ltd. Ms. Mura was the Foreign Relations Manager for the Los Angeles Olympic Organizing Committee from 1983 to 1985. She holds a BA from Edinburgh University and an MA from the University of Cologne, Germany. Ms. Mura brings to the Board strong leadership and leadership development skills and extensive experience in international business and provides valuable insight in those areas to the Board and to the Company’s management.

Charles W. Pollard was appointed to our Board on July 6, 2010. In 1997, Mr. Pollard joined Omni Air International, Inc., a passenger charter carrier where he served variously as Managing Director, President and CEO, and Vice Chairman until 2009. Previously he spent 10 years in senior management positions, including President and CEO, at World Airways, Inc., the oldest U.S. charter airline. Prior to joining World Airways, Inc., he practiced corporate law at Skadden, Arps, Slate, Meagher & Flom. He currently serves on the board of Directors of Allegiant Travel Company. Mr. Pollard previously served as a Director of Air Partner plc until 2014 and AeroMechanical Services Ltd. until 2011. Mr. Pollard brings to the Board extensive experience in operations, strategic planning and financial matters relevant to the airline industry, and he provides valuable insight in these areas to the Board and to the Company’s management.
Gentaro Toya was appointed to our Board on August 2, 2013 by Marubeni Corporation. In August 2013, Mr. Toya was appointed as Executive Vice President of Marubeni America Corporation which is a general trading company, engaged as an intermediary, importer/exporter, facilitator or broker in various types of trade between and among business enterprises and countries. From 2010 to 2012, he served as Senior Operating Officer, Transportation Machinery Division and from 2007 to 2009, as Director, Aerospace & Defense Systems Unit of Marubeni Corporation. Mr. Toya has over 25 years experience in the aviation industry and brings to the Board extensive experience in operations, strategic planning and financial matters relevant to the aviation industry. He maintains high-level contacts with major manufacturers in the aviation industry as well as Asian airlines which may in the future be customers of the Company. Mr. Toya was designated to the Board by Marubeni pursuant to the Shareholder Agreement between the Company and Marubeni, dated June 6, 2013, as described in “Certain Relationships and Related Party Transactions – Shareholder Agreement for Sale of Common Shares to Marubeni Corporation.”
Peter V. Ueberroth was appointed to our Board on August 2, 2006 and became Chairman of the Board in August 2012. Mr. Ueberroth is an investor in and has served as Chairman of the Contrarian Group, Inc., a business management company, since 1989. He is the co-chairman of Pebble Beach Company and a Director of Bell Riddell Giro, formerly known as Easton Bell Sports. He also served as Director of Adecco SA, an international, publicly traded employment services company; Ambassadors International, Inc., a publicly traded travel services business; Coca-Cola Company and Hilton Hotels Corporation during the past five years. Mr. Ueberroth brings strong leadership skills and extensive experience in the airline and travel industries to the Board. From his leadership roles in other global businesses and from in his past role as Chairman of the United States Olympic Committee, Mr. Ueberroth provides to the Board valuable understanding and perspective of international trends and strategies, particularly with respect to China.
Ron Wainshal was appointed to our Board on May 25, 2010. Mr. Wainshal became our Chief Executive Officer in May 2005. Prior to joining Aircastle, Mr. Wainshal was in charge of the Asset Management group of General Electric Capital Aviation Services, or “GECAS,” from 2003 to 2005. After joining GECAS in 1998, he also led many of GECAS’s U.S. airline restructuring efforts and its bond market activities and played a major role in marketing and structured finance for GECAS in the Americas. Before joining GECAS, he was a principal and co-owner of a financial advisory company specializing in transportation infrastructure from 1994 to 1998 and prior to that held positions at Capstar Partners, The Transportation Group in New York and Ryder System in Miami. He received a BS in Economics from the University of Pennsylvania’s Wharton School and an MBA from the University of Chicago’s Booth Graduate School of Business. Mr. Wainshal brings to the Board deep and varied experience in aircraft finance and leasing in particular and asset-based financing generally. He also has strong leadership skills, extensive managerial experience and a deep understanding of the Company and our industry.
Legal Proceedings Involving Directors, Officers or Affiliates. There are no material legal proceedings in which any Director, officer or affiliate of the Company, any owner of record or beneficial owner of more than five percent of any class of voting securities of the Company, or any associate of any such Director, officer, affiliate of the Company, or security holder, is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our affiliates.
Director Independence. In March 2017, the Board evaluated the independence of each member of the Board in accordance with the applicable NYSE and SEC rules. The Board affirmatively determined, under these rules, that Ronald W. Allen, Giovanni Bisignani, Michael J. Cave, Douglas A. Hacker, Ronald L. Merriman, Agnes Mura, Charles W. Pollard and Peter V. Ueberroth are independent. We refer to these Directors in this proxy statement as Independent Directors. In making this determination, our Board considered all relevant facts and circumstances, as required by applicable NYSE listing standards.
NYSE rules require that the Board consist of a majority of “independent Directors” and that the Nominating and Corporate Governance Committee, the Compensation Committee and the Audit Committee of the Board consist entirely of “independent Directors.” Under NYSE listing standards, whether a Director is an “independent Director” is a subjective determination to be made by the Board, and a Director of Aircastle only qualifies as “independent” if the Board affirmatively determines that the Director has no material relationship with Aircastle (either directly or as a partner, shareholder or officer of an organization that has a relationship with Aircastle). While the test for independence is a subjective one, NYSE rules also contain objective criteria that preclude Directors from being considered independent in certain situations. Specifically, persons meeting the following objective criteria under the NYSE rules are deemed to not be independent:

•
a Director who is or has been within the last three years an employee, or whose immediate family member is or has been within the last three years an executive officer, of Aircastle (including any consolidated subsidiary);

•
a Director who has received, or whose immediate family member has received, during any twelve-month period within the last three years, more than US$120,000 in direct compensation from Aircastle (including any consolidated subsidiary), other than Director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•
a Director who (i) is, or whose immediate family is, a current partner of a firm that is the internal or external auditor of Aircastle; (ii) is a current employee of such a firm; (iii) has an immediate family member who is a current employee of such a firm and who personally works on Aircastle’s audit; or (iv) was, or whose immediate family member was, within the last three years a partner or employee of such a firm and personally worked on Aircastle’s audit within that time;

•
a Director who is or has been within the last three years employed, or whose immediate family member is or has been within the last three years employed as an executive officer of another company where any of Aircastle’s present executive officers at the same time serves or served on that Company’s compensation committee; and

•
a Director who is a current employee, or whose immediate family member is an executive officer, of a company (or a consolidated subsidiary of such company) that has made payments to, or has received payments from, Aircastle for property or services in an amount which, in any single fiscal year within the last three years, exceeds the greater of US$1,000,000 or 2% of such other company’s consolidated gross revenues.

Ownership of a significant amount of common shares, by itself, does not constitute a material relationship.
In addition, in determining the independence of any Director who will serve on the Compensation Committee, the Board considers all factors specifically relevant to determining whether that Director has a relationship to Aircastle which is material to the Director’s ability to be independent from management in connection with the duties of a Compensation Committee member including, but not limited to:

•	the source of compensation of such Director, including any consulting, advisory or other compensatory fee paid by Aircastle to such Director; and

•	whether such Director is affiliated with Aircastle, a subsidiary of Aircastle or an affiliate of a subsidiary of Aircastle.
The Board has not established additional guidelines to assist it in determining whether a Director has a material relationship with Aircastle under NYSE rules, but instead evaluates each Director or nominee for Director under the tests set forth by the NYSE and through a broad consideration and evaluation of all relevant facts and circumstances. The Board, when assessing the materiality of a Director’s relationship with Aircastle, also considers the issue not merely from the standpoint of the Director, but also from that of persons or organizations with which the Director has an affiliation.
Policies and Practices. We review our corporate governance policies and practices on an ongoing basis and compare them to those suggested by various authorities in corporate governance and to the practices of other public companies. We have also continued to review the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, and the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, the existing and proposed rules of the SEC and the existing and proposed listing standards of the NYSE.
Corporate Governance Guidelines. Our Board has adopted Corporate Governance Guidelines. The Corporate Governance Guidelines are posted on our website at http://www.aircastle.com under “Investors—Governance Documents” and are available in print to any shareholder of the Company upon request.
Code of Business Conduct and Ethics. To help ensure that Aircastle abides by applicable corporate governance standards, our Board has adopted a Code of Business Conduct and Ethics, which is posted on our website at http://www.aircastle.com under “Investors—Governance Documents,” and a Code of Ethics for Chief Executive and Senior Financial Officers, which is available in print to any shareholder of the Company upon request. The Company intends to post on its website any material amendments to its ethics codes and the description of any waiver from a provision of the ethics codes granted by the Board to any Director or executive officer of the Company within four business days after such amendment or waiver.

Communications with the Board. Shareholders and other interested parties who wish to communicate directly with any of the Company’s Directors, including our Chairman, who is also our lead Independent Director or Presiding Director, or the Independent Directors as a group, may do so by writing to the Board, Aircastle Limited, c/o Aircastle Advisor LLC, 300 First Stamford Place, 5th Floor, Stamford, CT 06902 Attention: General Counsel. All communications will be received, sorted and summarized by the General Counsel, as agent for the relevant Directors. Communications relating to the Company’s accounting, internal accounting controls or auditing matters will be referred to the Chair of the Audit Committee. Other communications will be referred to such other Director as may be appropriate. Communications may be submitted anonymously or confidentially.
Meetings of the Board. Regular attendance at Board Meetings is required of each Director. During 2016, Aircastle’s Board held six meetings. Each incumbent Director attended 75% or more of the aggregate of all meetings of the Board and committees on which the Director served during 2016. Directors are invited and encouraged to attend the Company’s annual meeting of shareholders in person, by telephone or video conference, but the Company recognizes that such attendance may be impractical as a result of personal or business circumstances. Eleven Directors and one Director nominee attended our annual general meeting in 2016.
Board Leadership Structure and Executive Sessions. The Board understands that there is no single, generally accepted approach to providing Board leadership and that given the dynamic and competitive environment in which we operate, the right Board leadership structure may vary as circumstances warrant. To this end, the Board has no policy mandating the combination or separation of the roles of Chairman and CEO and believes the matter should be discussed and considered from time to time as circumstances change. Currently, the Company maintains a separate Chairman and CEO. This leadership structure is appropriate for the Company at this time as it permits our CEO Ron Wainshal to focus primarily on management of the Company’s strategic direction and day-to-day operations, while allowing our Chairman Peter Ueberroth, to lead the Board in its fundamental role of providing advice to and independent oversight of management. Mr. Ueberroth is an Independent Director and our Chairman and, accordingly, he also serves as the lead Independent Director or Presiding Director.
The Board is comprised of eight non-management Directors, three Directors designated by Marubeni Corporation, or Marubeni, and one management Director. In accordance with the Company’s Corporate Governance Guidelines and rules of the NYSE, the non-management Directors are required to meet regularly in executive session and the independent Directors must meet in executive session at least once each year. As such, the Board’s meetings regularly include executive sessions in which only Independent Directors are present. Any Independent Director can request that an executive session be scheduled.
Board Oversight of Risk Management. Senior management is responsible for assessing and managing the Company’s various exposures to risk on a day-to-day basis, including the creation of appropriate risk management programs and policies. The Company has developed a consistent, systemic and integrated approach to risk management to help determine how best to identify, manage and mitigate significant risks throughout the Company.
The Board is responsible for overseeing management in the execution of its responsibilities, including assessing the Company’s approach to risk management. The Board exercises these responsibilities periodically as part of its meetings and also through three of its committees, each of which examines various components of enterprise risk as part of its responsibilities. The Audit Committee has primary responsibility for addressing risks relating to financial matters, particularly financial reporting, accounting practices and policies, disclosure controls and procedures and internal control over financial reporting. The Nominating and Corporate Governance Committee oversees risks associated with the independence of the Board and succession planning. The Compensation Committee has primary responsibility for risks and exposures associated with the Company’s compensation policies, plans and practices, regarding both executive compensation and the compensation structure generally, including whether it provides appropriate incentives that do not encourage excessive risk taking.
An overall review of risk is inherent in the Board’s evaluation of the Company’s long-term strategies and other matters presented to the Board. The Board’s role in risk oversight of the Company is consistent with the Company’s leadership structure; the CEO and other members of senior management are responsible for assessing and managing the Company’s risk exposure, and the Board and its committees provide oversight in connection with those efforts.

Committees of the Board. The Board has four standing Committees: Audit, Compensation, Nominating and Corporate Governance, and Investment. The table below indicates the members of each committee. All members of the Audit, Compensation and Nominating and Corporate Governance Committees are Independent Directors.

Name	Audit	Compensation	Nominating and Corporate Governance	Investment
Ronald W. Allen*	X
Giovanni Bisignani			X
Michael J. Cave*	X			X
Douglas A. Hacker*	X	X		Chair
Ryusuke Konto
Yukihiko Matsumura
Ronald L. Merriman*	Chair	X
Agnes Mura		X	X
Charles W. Pollard		Chair	X	X
Gentaro Toya
Peter V. Ueberroth			Chair
Ron Wainshal				X

*	Messrs. Allen, Cave, Hacker and Merriman serve as financial experts on our Audit Committee.

The Audit, Compensation and Nominating and Corporate Governance Committees act under written charters that have been approved by the Board and comply with NYSE corporate governance rules and any applicable SEC rules and regulations. A copy of each charter is posted on the Company’s website at http://www.aircastle.com under “Investors—Governance Documents” and is available in print to any shareholder of the Company upon request.
The Audit Committee. Our Audit Committee’s functions include:

•
reviewing (i) the audit plans and findings of the independent certified public accountants and our internal audit and risk review staff and (ii) the results of regulatory examinations and monitoring management’s corrective action plans with respect to such plans, findings and results where necessary;

•	reviewing our financial statements, including any significant financial items and/or changes in accounting policies, with our senior management and independent certified public accountants;

•	reviewing our accounting and internal control policies and procedures, compliance programs and significant tax and legal matters;

•	reviewing related party transactions;

•
making recommendations to our shareholders regarding the annual appointment by our shareholders of the independent certified public accountants (which constitutes the auditor for purposes of Bermuda law) considering their reputation and qualifications and evaluating their independence and performance, as well as setting clear hiring policies for employees or former employees of our independent certified public accounting firm;

•	overseeing the independent certified public accountants (which constitutes the auditor for purposes of Bermuda law) and evaluating their compensation; and

•	reviewing the process by which we assess and manage exposure to financial and legal risk.
The Board has determined that each member of the Audit Committee is “financially literate” as defined by NYSE rules and that Messrs. Allen, Cave, Hacker and Merriman are qualified to serve as the Audit Committee’s “financial experts” as defined by SEC regulations. A brief description of the work experience of our Audit Committee members is included on pages 4-6 above. The Board also determined that although Mr. Merriman currently sits on the audit committees of more than three public companies, such simultaneous service would not impair his ability to serve effectively on the Company’s Audit Committee. During 2016, the Audit Committee held six meetings. Audit Committee meetings include, where appropriate, executive sessions in which the Audit Committee meets: (i) only with

Committee members present; (ii) separately with the Company’s independent registered public accountants; (iii) separately with the Company’s internal auditor; or (iv) with the Company’s Chief Executive Officer, Chief Financial Officer and General Counsel.
The Compensation Committee. Our Compensation Committee’s functions include:

•	reviewing the salaries, benefits and share-based grants for executive officers;

•
reviewing corporate goals and objectives relevant to Chief Executive Officer compensation, evaluating the Chief Executive Officer’s performance in light of those goals and objectives, and determining the Chief Executive Officer’s compensation based on that evaluation;

•
acting as administrator of the Amended and Restated 2005 Aircastle Limited Equity Incentive Plan, or the 2005 Plan and the Aircastle Limited 2014 Omnibus Incentive Plan, or the 2014 Plan (the 2005 Plan and the 2014 Plan together referred to as the Incentive Plan); and

•	reviewing risks relating to the Company’s employment practices and the Company’s compensation and benefits practices.
The Compensation Committee held eight meetings during 2016. Compensation Committee meetings include, where appropriate, executive sessions, in which the Compensation Committee meets only with Committee members present, and/or sessions with the Company’s Chief Executive Officer.
The Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee’s functions include:

•
reviewing the performance of the Board and incumbent Directors and making recommendations to our Board regarding the selection of candidates, qualification and competency requirements for service on the Board and the suitability of proposed nominees;

•	advising the Board with respect to the corporate governance principles applicable to the Company;

•	reviewing risks associated with the Company’s management and Director succession planning; and

•	overseeing the evaluation of the Board and the Company’s management.
The Nominating and Corporate Governance Committee held four meetings during 2016.
The Nominating and Corporate Governance Committee works with the Board to determine the appropriate and necessary characteristics, skills and experience of the Board, both as a whole and with respect to its individual members. The committee evaluates biographical and background information relating to potential candidates and interviews candidates selected by members of the committee and by the Board in making its decisions as to prospective candidates to the Board. While the committee does not specifically set forth any minimum skills that a candidate must have prior to consideration, the committee thoroughly examines a candidate’s understanding of marketing, finance and other elements relevant to the success of a publicly traded company in today’s business environment; understanding of the Company’s business; and educational and professional background. In determining whether to recommend a Director for re-election, the Nominating and Corporate Governance Committee also considers the Director’s past attendance at meetings and participation in and contributions to the activities of the Board. The Nominating and Corporate Governance Committee identifies potential nominees by asking current Directors and executive officers to notify the Nominating and Corporate Governance Committee if they become aware of suitable candidates. We have not paid any third party a fee to assist in the process of identifying or evaluating candidates; however, the Nominating and Corporate Governance Committee may elect in the future to engage firms that specialize in identifying Director candidates. As described below, the Nominating and Corporate Governance Committee will also consider candidates recommended by shareholders.
All Director candidates, including those recommended by shareholders, are evaluated on the same basis. Candidates for Director must possess the level of education, experience, sophistication and expertise required to perform the duties of a member of a board of Directors of a public company of the Company’s size and scope. At a minimum, the committee will consider whether the recommended candidate is subject to a disqualifying factor as described under Section 303A.02(b) of the NYSE listing standards and the number of other boards and committees on which the individual serves. The committee may also consider, among other qualifications, a candidate’s: (i) ethics, integrity and values; (ii) stature, reputation and credibility; (iii) experience and capability to set policy and oversee management’s execution of the business plan; (iv) knowledge of relevant industries; (v) contacts within the global aircraft leasing, aircraft financing, airline, cargo, manufacturing or other similar businesses; (vi) current or recent senior executive experience and leadership; and (vii) ethnic, gender, professional, geographic and philosophical diversity within the overall composition of the Board. While the Nominating and Governance Committee has not adopted a formal diversity policy with regard to the selection of Director nominees, diversity is one of the factors that the committee considers in identifying Director candidates. As part of this process, the committee evaluates how a particular candidate would strengthen and increase the diversity of the Board and contribute to the Board’s overall balance of perspectives, backgrounds, knowledge, experience and expertise in areas relevant to the Company’s business. The committee assesses its achievement of diversity through review of Board composition as part of the Board’s annual self-assessment process.
While the Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee may, if it deems appropriate, establish procedures to be followed by shareholders in submitting recommendations for Board candidates, the Committee has not, at this time, put in place a formal policy with regard to such procedures. This is because procedures are set forth in our Bye-laws which permit shareholders to submit recommendations for Board candidates. The Board believes that it is appropriate for Aircastle not to have a specific policy since shareholders are always free to submit recommendations for Board candidates, simply by following the procedures set forth in our Bye-laws, as described below.
Shareholders wishing to recommend a Director candidate to the Chairman of the Nominating and Corporate Governance Committee for its consideration should write to the Secretary, Aircastle Limited, c/o Aircastle Advisor LLC, 300 First Stamford Place, 5th Floor, Stamford, CT 06902. Recommendations must be received no less than 90 days nor more than 120 days before the anniversary of the prior year’s annual general meeting of shareholders to be considered for inclusion in the proxy statement for the 2017 Annual General Meeting of Shareholders. All recommendations meeting the minimum requirements set forth in the Corporate Governance Guidelines will be referred to the Chairperson of the Nominating and Corporate Governance Committee. Such letters of recommendation must include the address and number of shares owned by the nominating shareholder, the recommended individual’s name and address, and a description of the recommended individual’s background and qualifications. A signed statement from the recommended individual must accompany the letter of recommendation indicating that he or she consents to being considered as a candidate and that, if nominated by the Board and elected by the shareholders, he or she will serve as a Director of the Company. In addition, the notice must also include any other information relating to the shareholder or to the recommended individual that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors under Section 14 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations thereunder.
In addition, our Bye-laws allow shareholders to propose or nominate a candidate for election as a Director. Such proposal or nomination must be made in accordance with the procedures and time limits set out in the Bye-laws of the Company as described above.
A person must own common shares on the date that he or she sends the notice to Aircastle under the procedures above for the nomination to be valid under our Bye-laws. Provided that the required biographical and background material described above is provided for candidates properly recommended by shareholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by members of the Board. If the Chairman of the Board determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.
The Investment Committee. The Board established and designated an Investment Committee pursuant to resolutions adopted on August 2, 2006, and since that date the Board regularly re-authorizes the Investment Committee. The Board authorized the Investment Committee to approve, within certain limitations, aircraft acquisition, lease, sale, financing and interest rate hedging transactions, and other transactions, by the Company. The Investment Committee held thirteen meetings during 2016.

DIRECTORS’ COMPENSATION

Cash Compensation. During 2016, cash compensation to the Independent Directors for service on our Board was set at the following levels:
Directors are paid an annual cash fee of US$80,000.

•	The Chairman of the Board is paid an additional annual cash fee of US$50,000.

•	Each of the chairs of the Audit Committee and Investment Committee is paid an annual cash fee of US$35,000 and each other such committee member is paid an annual cash fee of US$20,000.

•	The Compensation Committee Chair is paid an annual cash fee of US$25,000 and Compensation Committee members are paid an annual cash fee of US$10,000.

•	The Nominating and Corporate Governance Committee chair is paid an annual cash fee of US$20,000 and Nominating and Corporate Governance Committee members are paid an annual cash fee of US$10,000.
Restricted Share Grants. On the first business day of each calendar year beginning in 2016, our Independent Directors receive grants of restricted common shares, with the number of shares for each such grant being equal to US$135,000 divided by the Fair Market Value, as defined in the Incentive Plan, of our common shares as of such date. In 2015, the Board authorized a special award to Mr. Ueberroth which increased his annual award from 10,000 to 20,000 restricted common shares during his current term as Chairman of the Board in recognition of his significant experience, service to the Company and guidance to the Board. Such restricted shares fully vest on January 1 of the following calendar year, pursuant to the terms and conditions of the Incentive Plan and the related award agreement.
Our affiliated and management Directors, Messrs. Konto, Matsumura, Toya and Wainshal, are not separately compensated by us for their Board or committee service. All members of the Board were reimbursed for reasonable costs and expenses incurred in attending meetings of the Board or otherwise incurred in connection with carrying out their duties as Directors.
The table below describes our compensation of Directors:

DIRECTOR COMPENSATION FOR 2016

	Fees Earned or		All Other
	Paid in Cash	Stock Awards	Compensation	Total
Name	(US$)	(US$)(1)	(US$)(2)	(US$)

Ronald W. Allen	100,000	134,991	6,333	241,324

Giovanni Bisignani	90,000	134,991	7,344	232,335

Michael J. Cave	120,000	134,991	6,333	261,324

Douglas A. Hacker	145,000	134,991	6,333	286,324

Ryusuke Konto(3)	—	—	—	—

Yukihiko Matsumura(3)	—	—	—	—

Ronald L. Merriman	125,000	134,991	6,333	266,324

Agnes Mura	100,000	134,991	6,333	241,324

Charles W. Pollard	135,000	134,991	6,333	276,324

Gentaro Toya(3)	—	—	—	—

Peter V. Ueberroth	150,000	552,791	25,933	728,724

Ron Wainshal(3)	—	—	—	—
_______________

(1)
The reported amounts reflect the aggregate fair value on the grant date of the restricted shares granted to our Directors during 2016 determined in accordance with FASB ASC Topic 718. For a summary of the assumptions made in the valuation of these awards, please see Note 8 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2016. The grant date fair value of each restricted share was US$20.89. The number of restricted shares granted to each Director in 2016 was: Mr. Allen 6,462, Mr. Bisignani 6,462, Mr. Cave 6,462, Mr. Hacker 6,462, Mr. Merriman 6,462, Ms. Mura 6,462, Mr. Pollard 6,462 and Mr. Ueberroth 26,462.

(2)	The reported amounts consist of dividend payments made by the Company on restricted common shares granted to each Director in 2016.

(3)	Our affiliated and management Directors, Messrs. Konto, Matsumura, Toya and Wainshal, are not separately compensated by us for their Board or committee service.
Share Ownership Guidelines for Directors. The Board believes that significant common share ownership by members of the Board increases the alignment of interests between the Board and the shareholders. Accordingly, the Company has adopted share ownership guidelines, or Ownership Guidelines, pursuant to which each member of the Board who is paid a base annual cash fee for service on the Board is expected to attain the following levels of share ownership while providing service to the Company, based on the aggregate value of share ownership as of the date of determination:

Position	Multiple of Base Annual Cash Board Service Fee
Relevant Director	3x

The Ownership Guidelines provide for a phase-in period, according to which a Director should satisfy the Ownership Guidelines by the fifth anniversary of his or her initial appointment to the Board. As of March 23, 2017, each member of the Board complied with the Ownership Guidelines.
Director Award Limits. As part of the terms of the proposed Aircastle Limited Amended and Restated 2014 Omnibus Incentive Plan, our Board approved a limit on the combined cash and equity-based compensation that may be paid to each of our non-employee directors each calendar year. Under the terms of the proposed Aircastle Limited Amended and Restated 2014 Omnibus Incentive Plan, an annual limit of $750,000 per calendar year applies to the combined cash and equity-based compensation that may be granted to each of our non-employee directors. We are seeking shareholder approval of the Aircastle Limited Amended and Restated 2014 Omnibus Incentive Plan at the Annual Meeting. See “Proposal No. 3: Approval of the Aircastle Limited Amended and Restated 2014 Omnibus Incentive Plan, Including the Performance Goals Established Under the Plan for Purposes of Compliance with Section 162(m) of the Internal Revenue Code” on page 40 for more information regarding this and other terms of the proposed Aircastle Limited Amended and Restated 2014 Omnibus Incentive Plan.

OWNERSHIP OF THE COMPANY’S COMMON SHARES

Security Ownership of Certain Beneficial Owners and Management. The table below describes common share ownership information by our Directors, named executive officers, all Directors and executive officers as a group and shareholders known to us to hold more than five percent of our common shares, as of March 23, 2017:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1) (2)	Percent(3)
Named Executive Officers and Directors(4)
Ron Wainshal(5)	809,683	1.0%
Michael Inglese	279,330	*
Michael Kriedberg	189,099	*
Christopher Beers	68,315	*
Aaron Dahlke	17,814	*
Ronald W. Allen	99,105	*
Giovanni Bisignani	29,172	*
Michael J. Cave	16,999	*
Douglas A. Hacker	102,245	*
Ryusuke Konto(6)	—	*
Yukihiko Matsumura(6)	—	*
Ronald L. Merriman(7)	44,984	*
Agnes Mura	21,156	*
Charles W. Pollard(8)	41,391	*
Gentaro Toya(7)	—	*
Peter V. Ueberroth(9)	404,390	*
All Directors and executive officers as a group (16 persons)	2,123,683	2.7%
5% Shareholders
Marubeni Corporation(10)	21,605,347	27.4%
Ontario Teachers’ Pension Plan(11)	7,887,029	10.0%
The Vanguard Group(12)	5,452,167	6.9%
Dimensional Fund Advisors L.P.(13)	4,331,755	5.5%
_______________
* Less than 1%

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Common shares subject to options or warrants currently exercisable or exercisable within 60 days of the date hereof, are deemed outstanding for computing the percentage of the person holding such options or warrants but are not deemed outstanding for computing the percentage of any other person.

(2)	Consists of common shares held, including restricted shares, shares underlying share options exercisable within 60 days and shares underlying warrants exercisable within 60 days.

(3)	Percentage amount assumes the exercise by such persons of all options and warrants exercisable within 60 days to acquire common shares and no exercise of options or warrants by any other person.

(4)	The address of each officer or Director listed in the table below is: c/o Aircastle Advisor LLC, 300 First Stamford Place, 5th Floor, Stamford, CT 06902.

(5)	Includes 2,400 common shares held indirectly as Custodian for Sarah Wainshal.

(6)
Our affiliated and management Directors, Messrs Konto, Matsumura, Toya and Wainshal, are not separately compensated by us for their Board or committee service. Common shares of Aircastle are directly held by Marubeni Aviation Holding Cooperatief, U.A. and indirectly held by Marubeni and Marubeni Aviation Corporation.

(7)	Includes 19,757 common shares held indirectly by the Merriman Family Trust.

(8)	Includes 26,973 common shares held indirectly by the Pollard Family Trust.

(9)	Includes 220,000 common shares held indirectly by the Ueberroth Family Trust.

(10)
Information for Marubeni is based solely upon a Schedule 13D filed by Marubeni with the SEC on February 23, 2016, which indicates that Marubeni beneficially held an aggregate of 21,605,347 common shares. The address of Marubeni is 4-2 Ohtemachi 1-Chome Chiyoda-Ku, Tokyo 100-8088, Japan.

(11)
Information regarding Ontario Teachers’ Pension Plan is based solely upon a Schedule 13G filed by Teachers’ with the SEC on March 4, 2016, which indicates that Teachers’ beneficially held an aggregate of 7,887,029 common shares. The address of Teachers’ is 5650 Yonge Street, 3rd Floor Toronto, Ontario, Canada M2M 4H5.

(12)
Information regarding The Vanguard Group is based solely upon a Schedule 13G filed by The Vanguard Group with the SEC on February 9, 2017, which indicates that The Vanguard Group beneficially held an aggregate of 5,452,167 common shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(13)
Information regarding Dimensional Fund Advisors L.P. ("Dimensional") is based solely upon a Schedule 13G filed by Dimensional with the SEC on February 9, 2017, which indicates that Dimensional beneficially held an aggregate of 4,331,755 common shares. The address of Dimensional is Building One, 6300 Bee Cave Road, Austin,TX 78746.

Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Exchange Act requires the Company’s Directors, executive officers and persons who own more than ten percent of a registered class of our equity securities to file with the SEC reports of ownership on Form 3 and changes in ownership on Forms 4 and 5. Such officers, Directors and greater-than-ten percent shareholders are also required by the SEC to furnish the Company with copies of all forms they file under this regulation. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company, no officers, Directors or greater-than-ten percent shareholders failed to submit such filings on a timely basis during the fiscal year ended December 31, 2016.
Insider Trading Policy. Our Directors, officers and employees are required to comply with a policy that is designed to prevent insider trading violations. The policy includes mandatory trading black-out periods and prohibits certain transactions. Hedging or pledging of our shares by Directors, officers or employees is prohibited unless an exception to the policy is specifically pre-approved by the General Counsel. No such exception has ever been requested or approved.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis
This Compensation Discussion and Analysis describes and analyzes our executive compensation philosophy and programs, the decisions made by the Compensation Committee under those programs and the factors considered by the Compensation Committee in making those decisions. This Compensation Discussion and Analysis focuses on the compensation paid to our Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers, together referred to as our named executive officers, or NEOs. For 2016, our NEOs were:

Name	Title
Ron Wainshal	Chief Executive Officer
Michael Inglese	Chief Financial Officer
Michael Kriedberg	Chief Commercial Officer
Christopher Beers	General Counsel
Aaron Dahlke	Chief Accounting Officer

Pay for Performance Philosophy
We believe executive compensation should be tied to Company performance, and our compensation program rewards executives and employees in three areas:

•	Annual Corporate Performance: Achievement of internal corporate financial metrics focused on: (i) adjusted return on equity; (ii) cash flow per share; and (iii) growth through new investments;

•	Individual Performance: Achievement of individual performance goals set at the beginning of each year; and

•	Long-Term Corporate Performance: Longer term adjusted return on equity and total shareholder return relative to a broad index of relevant publicly listed companies.
In 2016 with the introduction of long-term incentive awards to our compensation program, we reduced the target for annual restricted share grants for our NEOs, which weighted our compensation mix more heavily in favor of at risk awards based on long-term performance.

We believe performance relative to these financial metrics will ultimately improve returns to shareholders, through greater dividend-paying capacity and stronger fundamentals. We use these metrics to determine the compensation for many professionals in the Company, including all of our NEOs, and we discuss the Company’s progress against these financial metrics in quarterly employee meetings. By establishing these financial performance goals, tying the Company’s compensation program to the goals and communicating regularly with our employees, we strive to better align the interests of our employees and our shareholders and thereby improve shareholder returns.
We make annual incentive compensation awards, comprised of a cash bonus and equity award, based on a mix of corporate performance and individual performance. For more highly compensated employees, achievement of corporate financial metrics carries a greater weighting relative to individual performance, as illustrated in the table below:

	Corporate Performance	Individual Performance
CEO	85%	15%
Certain NEOs	80%	20%
Senior Professionals	60%	40%
Staff	50%	50%
To ensure executive compensation is aligned with long-term performance for our shareholders, in 2016 we implemented a long-term incentive plan that rewards executives for exceptional performance over a three year period. This program uses two measures of long term performance: adjusted return on equity relative to targets set by the Board each year in our annual business plan; and total shareholder return relative to a broad benchmark of public companies.
2016 Corporate Financial Metrics. We based corporate performance targets on the 2016 business plan that our board adopted in October, 2015. In addition, we established a performance range for each metric. Results below the low end of each range will not yield any contribution to the Company’s incentive compensation pool for that metric. Conversely, performance above the top end of a range will result in an enhanced contribution to the Company’s incentive compensation pool, to encourage exceptional performance. For 2016, we established the following targets, performance range and relative weighting for the three financial metrics for 2016:

Metric	2016 Target	Performance Range	Weighted Score
Adjusted Return on Equity(1)	8.37%	50-150%	25%
Cash Flow per Share(2)	$6.09	85-115%	50%
New Investments(3)	$1.60 billion	60-125%	25%
_______________

(1)
Adjusted Return on Equity is Adjusted Net Income divided by the average shareholders’ equity, excluding the fair market value of derivatives. Adjusted Net Income, or ANI, is net income before certain expenses related to our financings and interest rate derivative accounting, share-based compensation expense and other items we have deemed unusual when viewed in the context of our ongoing business. Our presentation of ANI may not be comparable to similarly-titled measures used by other companies. A reconciliation between non-GAAP performance metrics and U.S. GAAP results is included as Appendix A to this proxy statement.

(2)
Cash Flow per Share for a period is Cash Flow from Operations before changes in working capital plus principal payments from our finance leases and distributions from our joint venture investment divided by the weighted average number of shares outstanding for that period. A reconciliation between non-GAAP performance metrics and U.S. GAAP results is included as Appendix A to this proxy statement.

(3)	New Investments measures the total amount invested in aviation assets.
Individual Performance Goals and Compensation
We set individual performance goals for every employee at the beginning of each year and measure each employee’s performance against those goals at the end of the year to determine incentive compensation levels. We determine incentive pay for each employee by applying the weighted corporate and individual performance scores against such employee’s targeted bonus amount. We set individual bonus targets based on an employee’s function, role and seniority within the organization, among other factors. For more highly compensated employees, annual incentive compensation includes cash and equity awards. For additional retention purposes, equity awards vest over three years, subject to continued service with us through such period. For a discussion of deductibility of our incentive compensation awards under Section 162(m) of the Internal Revenue Code of 1986 as amended, referred to herein as the Internal Revenue Code, see the section below entitled “Tax Implications of Our Compensation.”

What We Pay
As shown in the diagrams below, there are now four primary elements of total direct compensation: base salary, annual cash bonus, annual equity award and long-term incentive plan award.

2016 Total Direct Compensation
(Named Executive Officers)

Base Salary
- 20% of Total Direct Compensation
- To attract and retain talent
- Fixed base of cash compensation

Annual Cash Bonus
- 22% of Total Direct Compensation
- Drives annual performance
- Performance based, not guaranteed

Base
Bonus
42% Short Term
58% Long Term
Restricted Shares
Long-Term Performance Award

Long-Term Incentive Plan
- 45% of Total Direct Compensation
- 3 year performance period
- Aligns management and shareholders
- Rewards exceptional performance
- Performance based, not guaranteed

80% is Performance Based Compensation

Annual Equity Award
- 13% of Total Direct Compensation
- Vests ratably over 3 years
- Retains key talent
- Performance based, not guaranteed

Base Salary. Base salaries provide fixed compensation and allow us to attract and retain talented management by taking into account the current market environment and the responsibilities, experience, value to the Company and demonstrated performance of our named executive officers. We set base salaries for our named executive officers and review them periodically. In 2016, we increased base salaries for Mr. Wainshal and Mr. Inglese to $675,000 and $550,000, respectively, reflecting our view that an adjustment to their base salaries was appropriate to reflect market conditions. In addition, we reduced Mr. Kriedberg’s base salary to $440,000 in 2016 due to changes in his work schedule. We did not make other changes to the base salaries of our NEOs during 2016.
Annual Incentive Compensation. As described above, we make incentive compensation awards based on the Company’s performance against corporate financial metrics and performance against individual performance goals for each year, with payment of the incentive compensation split between cash and restricted share grants. We paid the cash portion of 2016 incentive awards in March 2017. For additional retention purposes, the restricted share grants for 2016 will vest in one-third increments on January 1, 2018, January 1, 2019 and January 1, 2020, subject to continued service with us through such period. In limited instances, we may also issue special restricted share grants to reward exceptional performance, special situations or retention purposes. For 2016, the Compensation Committee made no special restricted share grants to any of our NEOs.
Long-Term Incentive Plan. During 2016, we introduced a long-term incentive plan, which is designed to align management with shareholders by rewarding exceptional performance over a three year period. All performance share unit awards granted during 2016 are scheduled to vest and their performance period ends on December 31, 2018. With the introduction of the long-term incentive plan in 2016, we reduced the prior target annual award of restricted shares by 50%, further leveraging our compensation toward long-term performance based compensation.
Other Compensation. We pay dividends on unvested restricted shares but not on our performance shares unit awards. We also offer certain NEOs severance payments and accelerated vesting of restricted shares in certain circumstances, as described in greater detail below in the section entitled “Potential Payments upon Termination or Change in Control.” Severance and change in control benefits provide transitional assistance for separated employees and are essential to recruiting and retaining talented executives in a competitive market. In addition, our NEOs are also eligible to participate in our employee benefit plans, including medical, dental, life insurance and

401(k) plans. These plans are available to all employees and do not discriminate in favor of our named executive officers.
Recoupment Policy. In advance of the final SEC rules implementing Section 954 of the Dodd-Frank Act, in January 2016, we adopted a clawback policy covering certain incentive compensation awarded to our executive officers. The policy requires reimbursement of incentive payments awarded to an executive officer based upon financial results that were subsequently the subject of a restatement due to the Company’s material noncompliance with financial reporting requirements. The amount of reimbursement would be to the extent that a lower payment would have been awarded to the executive based on the restated financial results. The policy applies to all incentive compensation awarded or paid to an executive officer in the three years prior to the restatement, even if the executive officer did not engage in conduct which contributed to the restatement. In addition, we may seek to recover any portion of incentive compensation when we determine that an executive officer engaged in a certain misconduct, namely involving: (i) material acts of fraud or dishonesty in connection with employment by the Company; (ii) willfully not complying with material policies or procedures of the Company; or (iii) the commission of a felony or a crime involving material dishonesty. We may need to amend the policy following adoption of the final SEC rule mentioned above.
Summary. The primary goals of our compensation programs are to attract, motivate and retain the most talented and dedicated employees and to align incentive compensation with enhancing shareholder value. Our compensation programs are intended to:

•
motivate our NEOs by providing the large majority of their overall compensation through an incentive compensation program that ties awards to corporate financial metrics and individual performance goals which we believe will build shareholder value; and

•	align each NEO's incentives with those of shareholders by delivering a substantial portion of their incentive compensation in the form of restricted share grants and performance based equity awards.
What We Don’t Pay

•	Change in control benefits based on a single trigger;

•	Deferred compensation plans;

•	Company cars or aircraft;

•	Federal income tax gross-ups; and

•	Special or enhanced pension or retirement programs.
2016 Compensation
Performance Versus Corporate Financial Metrics. In 2016, the Company’s performance against its corporate financial metrics resulted in an incentive compensation pool equal to 104.1% of the total target, as shown in the table below.

Metric	2016 Target	2016 Performance	Performance Range	Performance		Weighted Score
Adjusted Return on Equity(1)	8.37%	9.41%	50-150%	112.5%		28.2%
Cash Flow per Share(1)	$6.09	$6.19	85-115%	101.7%		50.8%
New Investments	$1.60 billion	$1.609 billion	60-125%	100.6%		25.1%
					Total	104.1%
_______________

(1)	A reconciliation between non-GAAP performance metrics and U.S. GAAP results is included as Appendix A to this proxy statement.
Adjusted Return on Equity was above target primarily due to gains on sale of aircraft assets. Cash Flow per Share and New Investments were both in line with target reflecting management’s success in executing the 2016 business plan. The Company's performance for New Investments was particularly noteworthy in light of the highly competitive environment for aircraft investments in 2016.
Individual Incentive Compensation Actions for 2016
The Company’s overall performance in 2016 was strong, with adjusted return on equity above target and cash flow per share and new investments at target. In addition, the senior management team sought to better position the Company in light of increasing macro-economic risks and market volatility by selling risky assets and upgrading the portfolio. The following represent some of the Company’s most important accomplishments during the 2016:

•	Acquired 60 aircraft in 2016 for $1.6 billion, including 57 narrow-body aircraft. We believe these investments improved the quality of the Company’s portfolio and its earnings base.

•	Sold 30 aircraft for a gain on sale of $39.1 million, including seven wide-body and three freighter aircraft, further improving the quality of our portfolio.

•
Increased the share of current generation narrow-body aircraft in our portfolio from 45% to 55% of net book value, while reducing the Company’s exposure to out-of-production aircraft and freighter aircraft from 11% to 9% of net book value.

•	Proactively addressed our lease placements while market conditions were favorable. As a result, we have just two aircraft left to place on lease in 2017.

•	Achieved excellent aircraft utilization with our aircraft being on lease 98.9% of the time(1) and a net cash interest margin of 8.7%(2).

•
Raised $1.3 billion in new financing during 2016 from funding sources worldwide. These actions and others provided us with significant liquidity to continue to grow the Company and improved the quality of our capital structure.

Our total return to shareholders for the year ended December 31, 2016 was 4.5%, below the total shareholder return of the S&P MidCap 400 of 20.7%, and our total return for the three years ended December 31, 2016 was 23.9%, slightly below the total shareholder return of the S&P MidCap 400 of 29.6%. Over those periods, we outperformed our publicly traded direct peers (AerCap, Air Lease and Fly Leasing), which had an average total return (loss) of (1.0)% for 2016 and a three year return of 5.4%. Each of our NEOs met or exceeded their individual performance goals for 2016.
_______________

(1) Aircraft on-lease days as a percent of total days in period weighted by net book value.
(2) A reconciliation between non-GAAP performance metrics and U.S. GAAP results is included as Appendix A to this proxy statement.

Based on these factors, and the corporate performance achievement of 104.1%, the Compensation Committee took the following actions:

Named Executive Officer	Incentive Compensation(1)	Rationale

Ron Wainshal	$723,836 cash and $723,827 restricted share grant
Mr. Wainshal provided strong overall leadership, both shaping and driving the Company’s strategy while also leading its efforts to upgrade the portfolio and de-risk the business. He worked closely with our key stakeholders and led the Company’s approach to the financial markets.

Michael Inglese	$595,540 cash and $297,762 restricted share grant
Mr. Inglese led the Company’s financing, investor relations and corporate planning efforts. He was also responsible for the IT department. His work resulted in the Company completing several important debt financing transactions, which significantly reduced our debt costs while enhancing our financial flexibility. He also made significant contributions towards the Company’s strategic plan.

Michael Kriedberg	$535,986 cash and $267,976 restricted share grant
Mr. Kriedberg led the Company’s aircraft acquisitions, placements and sales efforts. In this regard, he played a key role in directing the Company’s considerable investment, sales and placement activity, including completing $1.6 billion in aircraft acquisitions in a highly competitive environment, selling 30 aircraft and placing aircraft on lease throughout the year. These efforts improved the quality of our portfolio considerably.

Christopher Beers	$395,222 cash and $197,621 restricted share grant
Mr. Beers led the Company’s legal organization and was also responsible for the human resources function. His efforts were critical in completing the Company’s transaction activity in 2016. He was also instrumental in designing and implementing our long-term incentive program and improving operational and governance processes.

Aaron Dahlke	$242,428 cash and $47,474 restricted share grant
Mr. Dahlke led the Company’s accounting department and played a key role in several internal processes, including the annual fleet review and enterprise risk analysis. He also helped improved internal processes, enabling the Company to complete its 2016 annual financial results nearly two weeks earlier than previously.

_______________

(1)	All restricted share awards were granted in early 2017 and grants vest in equal installments on January 1, 2018, 2019 and 2020, subject to the terms and conditions of the Incentive Plan.

Long-Term Incentive Plan
In 2016 we introduced a long-term equity incentive award program in the form of performance share units (“PSUs”) for NEOs and certain other senior executives. These PSUs are intended to drive superior performance and enhance management retention.
We established the overall value of PSUs for each executive based on their position, market and compensation data, and advice from an independent compensation consultant. In conjunction with implementing PSUs, we reduced a portion of the annual restricted share awards we would have granted to each executive officer under our previous compensation program, resulting in an higher portion of the overall compensation mix being at-risk. We believe the performance standards for earning the PSU awards are challenging.
The PSUs granted in 2016 vest at the end of a three year period, which runs from January 1, 2016 through December 31, 2018 although Mr. Wainshal received a supplemental PSU award in September 2016 with a performance period which runs from July1, 2016 through December 31, 2018. Half of the PSUs vest on achieving relative total stockholder return goals (the "TSR PSUs") while the other half vest on attaining annual Adjusted Return on Equity goals (the "AROE PSUs"). We believe this approach provides a balanced mix of incentives. Adjusted Return on Equity is an appropriate measurement of management’s effectiveness in deploying our shareholders’ capital and relative total shareholder return measures management’s ability to deliver superior long-term returns to our shareholders. We made these awards under our 2014 Plan. The PSUs are denominated in share units (without dividend rights), each of which is equivalent to one share of common stock, and are subject to performance conditions and time-based vesting conditions.

TSR PSUs
The number of shares vesting from the TSR PSUs at the end of the three-year performance period will depend on our ranking within the S&P 400 MidCap Index as set forth in the table below. The TSR PSUs are designed to incentivize exceptional performance. To vest at target level, the Company’s TSR ranking will need to be at the 60th percentile, and no shares will vest if the Company’s TSR ranking is below the 40th percentile. Results between the points in the table will be interpolated on a linear basis.

Actual TSR Percentile Ranking	Applicable Percentage
80th or higher	200%
60th	100%
40th	50%
below 40th	—%
Total stockholder return ("TSR") is the change in price of a share of our common shares plus its accumulated dividends over the three year measurement period. Comparing the Company’s TSR to the returns of a broad market index over the same period provides an objective external measure of the Company's effectiveness in generating returns for shareholders. We believe the S&P Mid-Cap 400 Index, which is comprised of a broad range of companies with market capitalizations similar to the Company’s, is an appropriate benchmark for TSR performance. Our industry is highly specialized with few direct peers, only three of which are now publicly traded. It is not possible to develop a robust group of relevant peer companies against which to accurately benchmark performance.
AROE PSUs
The number of shares vesting from the AROE PSUs at the end of the three-year performance period will depend on the Company’s Adjusted Return on Equity as measured against the targets set in the annual business plan approved by the Board. Adjusted Return on Equity is calculated in the same manner as described in Appendix A of this Proxy. The score is calculated each year and then averaged over the three year performance period. No shares underlying AROE PSUs will vest if the Company’s Adjusted Return on Equity is more than 2% below plan. Results between the points in the table will be interpolated on a linear basis.

Actual AROE Performance	Applicable Percentage
Annual AROE Target plus 2%	200%
Annual AROE Target	100%
Annual AROE Target less 2%	50%
Below Annual AROE Target less 2%	—%
The chart below shows the PSU awards to our NEOs during 2016, including the number of common shares underlying the awards at the time of grant:

	Target/Maximum Number of PSUs	Target/Maximum Number of TSR PSUs	Target/Maximum Number of AROE PSUs
Mr. Wainshal(1)	101,796/203,592	50,899/101,798	50,897/101,794
Mr. Inglese	52,682/105,364	26,341/52,682	26,341/52,682
Mr. Kriedberg(1)	47,414/94,828	23,707/47,414	23,707/47,414
Mr. Beers	34,962/69,924	17,481/34,962	17,481/34,962
Mr. Dahlke	7,663/15,326	3,832/7,664	3,831/7,662
_______________

(1)
In connection with compensation actions taken during 2016, Mr. Wainshal received a supplemental PSU award on September 1, 2016 with a target of 15,589 PSUs (maximum of 31,178 PSUs) with a performance period from July 1, 2016 to December 31, 2018 and on July 1, 2016, Mr. Kriedberg’s target PSUs were adjusted to 47,414 PSUs (maximum of 94,828 PSUs).

How We Make Decisions
Risk. The Compensation Committee reviews the risks and rewards associated with the Company’s compensation programs. We believe that our compensation programs encourage prudent business judgment and appropriate risk-taking, with the overall goal of building sustainable and profitable growth and enhancing shareholder value.
We believe none of our compensation programs create risks that are reasonably likely to have a material adverse impact on the Company. Base salary is a fixed amount that does not encourage risk taking. The incentive compensation program, which delivers the majority of total compensation for our NEOs, contains elements that mitigate risk without detracting from the incentive nature of the program, including:

•	the use of multiple corporate financial performance metrics, rather than relying on a single measure;

•	the use of ranges for these financial performance metrics, so that the earning of the awards is not an “all or nothing” proposition;

•	the use of performance-based and time-based equity awards vesting over a three-year period, increasing the focus on longer-term performance and shareholder value growth;

•	greater weighting on performance-based equity versus time-based equity; and

•	the adoption of robust share ownership guidelines and a recoupment policy.
Role of Executive Officers and Compensation Consultant. We set the corporate financial metrics at the beginning of the year based on the annual business plan approved by the Board. The Chief Executive Officer, after consultation with us, establishes individual performance goals for the other NEOs. Regularly during the year, the senior management team presents to us the Company’s actual performance against the corporate performance metrics. We share these discussions with the full Board on a regular basis
In January, we begin developing our preliminary appraisal of our Chief Executive Officer’s performance against the Company’s corporate performance metrics and his individual goals. In February, after consulting with the Chairman of the Board, we make our final decision about the Chief Executive Officer’s incentive compensation. Other NEOs may assist in providing data but otherwise have no role in determining the Chief Executive Officer’s compensation. The Chief Executive Officer makes recommendations to us concerning other NEOs’ incentive compensation based on corporate performance and each other NEO’s individual performance.
We have access market data in evaluating the competitiveness of our overall compensation structure. We use such data to develop a general understanding of current compensation practices, but we do not rely solely on such data for making compensation decisions.
For 2016, we retained the firm of McLagan, an AON Hewitt company, as an independent compensation consultant. McLagan advised us in connection with changes to executive compensation and the design of, and granting of awards under, our long-term incentive plan. McLagan did not assist us in making any other decisions in 2016. The services provided by McLagan are under the direction and authority of the Compensation Committee. McLagan has no other direct or indirect business relationship with the company or our senior management team other than certain insurance brokerage arrangements provided by an affiliate of McLagan and the Company's participation in a broad industry compensation survey directed by McLagan. Total fees paid to McLagan for advice with respect to compensation matters totaled $129,853 in 2016, and total fees paid to AON for insurance brokerage services for our aviation assets totaled $177,919 in 2016. McLagan does not provide any services to management and had no relationship with management prior to the engagement and, although the decision to engage AON for insurance brokerage services was made by members of our management, the decision to engage AON for insurance brokerage services was made prior to engaging McLagan. Representatives of McLagan attended select Compensation Committee meetings and provided objective third-party advice and compensation market perspective. We concluded that the advice we received from McLagan is objective and does not raise any conflicts of interest.

Share Ownership Guidelines
We believe common share ownership by management aligns the interests of management with those of the shareholders. Accordingly, we have adopted Ownership Guidelines providing for the following levels of share ownership applicable to our Chief Executive Officer, Chief Commercial Officer, Chief Financial Officer and General Counsel (based on the aggregate value of this share ownership as of the date of determination).

Position	Multiple of Base Salary
Chief Executive Officer	6x
Chief Financial Officer	2x
Chief Commercial Officer	2x
General Counsel	2x

The Ownership Guidelines provide for a phase-in period, according to which a relevant officer should satisfy the Ownership Guidelines, by the fifth anniversary of his or her initial appointment or promotion. As of March 23, 2017, each of the above officers complied with the Ownership Guidelines.
Tax Implications of Our Compensation
We consider the tax implications of our compensation programs, including the implications of Section 162(m) of the Internal Revenue Code, which limits the deductibility of certain compensation to US$1,000,000 per year for our Chief Executive Officer and for each of the other three most highly compensated named executive officers (other than our Chief Financial Officer) who are employed at year-end. Performance-based compensation may be excluded from this limitation. In May of 2014, our shareholders approved the adoption of the 2014 Plan which, among other things, allows our annual incentive compensation awards to our named executive officers to be excluded from the limitations of Section 162(m) and therefore be deductible.
In order for our annual incentive compensation awards for 2016 to be considered “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code and therefore be fully deductible, the we approved an incentive compensation plan for 2016.  That plan limits the total amount of incentive compensation that could be awarded to our named executive officers in 2016 to 4% of Cash Flow from Operations before Working Capital, but not in excess of $20,000,000.  Our Chief Executive Officer was eligible to receive up to 40% of such amount and our other named executive officers were eligible to receive an aggregate amount up to 60%.  The Compensation Committee may grant awards in lesser amounts but not in excess of the plan limits.  In addition, any reduction in the amount of one named executive officer’s compensation would not result in an increase in any other named executive officer’s compensation.  As determined and certified by the Compensation Committee for 2016, the maximum amount payable to our named executive officers based on our performance was equal to the maximum of $19,524,000. We granted incentive compensation awards for 2016 to our named executive officers in lesser amounts than the plan limits, based on the corporate financial metrics and individual performance goals described in greater detail above in the sections entitled “Pay for Performance” and “2016 Compensation.” The awards granted to our Chief Executive Officer and other named executive officers for 2016 were $4,027,672, only 20.6% of the maximum amount permitted under the plan.
Last Year’s Say-on-Pay Vote
At our 2016 Annual Meeting, our shareholders had the opportunity to cast an advisory vote on the compensation of our NEOs in 2015. The Company's say-on-pay vote yielded a 98% approval. Notwithstanding this favorable vote, we continue to seek input from our shareholders to understand their views with respect to the Company's approach to compensation, and in particular in connection with the our efforts to tie compensation to performance.
Compensation Committee Interlocks and Insider Participation
During 2016, the Compensation Committee of the Board was composed of Messrs. Hacker, Merriman and Pollard and Ms. Mura. None of these persons has at any time been an officer or employee of the Company or any of its subsidiaries. In addition, there are no relationships among the Company’s executive officers, members of the Compensation Committee or entities whose executives serve on our Board or on the Compensation Committee that require disclosure under applicable SEC regulations.

Compensation Overview
The table below sets forth information regarding 2016, 2015 and 2014 compensation for each of our NEOs, presenting each cash bonus, equity award and performance share award for the service year with respect to which they were earned, even if the annual incentive awards (cash bonus and equity award) were actually granted in a different period. Note that the SEC-required Summary Compensation Table (shown on page 27) requires disclosure of equity-based grants in the year they were awarded, even if they were awarded in respect of a prior year's service. Therefore, if an incentive award was earned in respect of service in one fiscal year, but paid in the subsequent fiscal year, it would be included as compensation in the subsequent fiscal year in the Summary Compensation Table.
The presentation below reflects how we view year-over-year changes to the compensation for our NEOs. It is important to recognize that the way we present compensation for our NEOs in the table below is different from the SEC-required disclosure in the Summary Compensation Table and is not a substitute for the information in that table. Rather, it is intended to show how we review total compensation for our NEOs across different periods during our decision-making process.

				Stock Awards (US$)(1)
Name and Principal Position	Fiscal Year	Salary (US$)	Cash Bonus(US$)	Annual Equity Award	Long Term Incentive Plan	All Other Compensation (US$)(2)	Total (US$)

Ron Wainshal	2016	$637,500	$723,836	$723,827	2,137,500	$177,712	$4,400,375
Chief Executive Officer	2015	600,000	609,150	1,218,299	—	168,872	2,596,321
	2014	600,000	735,100	1,914,897	—	146,712	3,396,709

Michael Inglese	2016	$541,667	$595,540	$297,762	1,100,000	$80,179	$2,615,148
Chief Financial Officer	2015	500,000	516,000	516,004	—	73,812	1,605,816
	2014	491,667	614,800	814,793	—	60,008	1,981,268

Michael Kriedberg	2016	$486,667	$535,986	$267,976	990,000	$149,952	$2,430,581
Chief Commercial Officer	2015	500,000	516,000	516,004	—	161,026	1,693,030
	2014	500,000	614,800	814,793	—	153,496	2,083,089

Christopher Beers(3)	2016	$400,000	$395,222	$197,621	730,000	$71,898	$1,794,741
General Counsel	2015	400,000	365,730	365,726	—	55,224	1,186,680
	2014	66,667	365,000	25,001	—	10,413	467,081

Aaron Dahlke	2016	$300,000	$242,428	$47,474	160,000	$21,230	$771,132
Chief Accounting Officer	2015	295,833	227,020	84,678	—	19,118	626,649
	2014	270,833	235,900	90,604	—	17,888	615,225
_______________

(1)
The amounts reported in the “Annual Equity Awards” column of the table above for 2016, 2015 and 2014 reflect the aggregate fair value on the grant date of the stock awards granted to our named executive officers determined in accordance with FASB ASC Topic 718. The amounts reported in the "Long Term Incentive Plan" column of the table above for 2016 reflect the target value of the award. The fair value on the grant date of the award is reported on page 28.

(2)
The amounts reported in “All Other Compensation” column represent dividends paid on unvested shares, company contributions made during 2016 to each named executive officer’s 401(k) plan account, and certain insurance premiums paid by the Company.

(3)	Mr. Beers was appointed as our General Counsel in November 2014.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board is comprised of four Independent Directors and operates pursuant to a written charter, which is available at http://www.aircastle.com under “Investors—Governance Documents.”

The Compensation Committee is primarily responsible for reviewing, approving and overseeing the Company’s compensation plans and practices and works with management to establish the Company’s executive compensation philosophy and programs. The members of the Committee at the end of 2016 were Charles W. Pollard (Chair), Douglas A. Hacker, Ronald L. Merriman and Agnes Mura.

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on that review and discussion, has recommended to the Board that it be included in this proxy statement.

Respectfully submitted,
The Compensation Committee

Charles W. Pollard, Chair
Douglas A. Hacker
Ronald L. Merriman
Agnes Mura

Summary Compensation Table for 2016
The table below sets forth information regarding 2016, 2015 and 2014 compensation for each of our NEOs. It is important to recognize that the SEC-required disclosure in the Summary Compensation Table (below) is different than the way the Compensation Committee considers compensation for our NEOs during its decision-making process, which is set forth in the “Compensation Overview” table on page 26.

				Stock Awards (US$)(1)
Name and Principal Position	Fiscal Year	Salary (US$)	Non-Equity Incentive Plan Compensation (US$)	Annual Equity Award		Long Term Incentive Plan	All Other Compensation (US$)(2)	Total (US$)

Ron Wainshal	2016	637,500	723,836	1,218,299	(3)	1,671,267	177,712	4,428,614
Chief Executive Officer	2015	600,000	609,150	1,914,897		—	168,872	3,292,919
	2014	600,000	735,100	1,699,998		—	146,712	3,181,810

Michael Inglese	2016	541,667	595,540	516,004	(3)	874,074	80,179	2,607,464
Chief Financial Officer	2015	500,000	516,000	814,793		—	73,812	1,904,605
	2014	491,667	614,800	575,025		—	60,008	1,741,500

Michael Kriedberg	2016	486,667	535,986	516,004	(3)	786,678	149,952	2,475,287
Chief Commercial Officer	2015	500,000	516,000	814,793		—	161,026	1,991,819
	2014	500,000	614,800	529,977		—	153,496	1,798,273

Christopher Beers	2016	400,000	395,222	365,726	(3)	580,082	71,898	1,812,928
General Counsel	2015	400,000	365,730	25,001		—	55,224	845,955
	2014	66,667	365,000	863,100	(4)	—	10,413	1,305,180

Aaron Dahlke	2016	300,000	242,428	84,678	(3)	127,145	21,230	775,481
Chief Accounting Officer	2015	295,833	227,020	90,604		—	19,118	632,575
	2014	270,833	235,900	71,976		—	17,888	596,597
_______________

(1)
The amounts reported in the Annual Equity Award column for 2016, 2015 and 2014 reflect the aggregate fair value on the grant date of the restricted share awards granted to our NEOs determined in accordance with FASB ASC Topic 718. The amounts reported in the Long-Term Incentive Plan column for 2016 reflect the aggregate fair value on the grant date of the AROE PSUs and the TSR PSUs granted to our NEOs determined in accordance with FASB ASC Topic 718 based on the probable achievement of the applicable AROE and TSR performance conditions as of the grant date. The aggregate fair value on the grant date that would have been included for the AROE PSUs and TSR PSUs, assuming that the highest level of the performance conditions would be achieved, is as follows: Mr. Wainshal US$4,275,000; Mr. Inglese US$2,200,000; Mr. Kriedberg US$1,980,000; Mr. Beers US$1,460,000; and Mr. Dahlke US$320,000. For a summary of the assumptions made in the valuation of these awards, please see Note 8 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2016. See “Grants of Plan-Based Awards” below for additional information regarding restricted share awards and PSUs made to our NEOs in 2016.

(2)
The amounts reported in this column consist of: (i) the following dividend payments made by the Company on unvested restricted common shares for each named executive officer in 2016: Mr. Wainshal US$165,472; Mr. Inglese US$67,666; Mr. Kriedberg US$137,439; Mr. Beers US$59,299; and Mr. Dahlke US$9,400; and (ii) Company contributions made during 2016 to each named executive officer’s 401(k) plan account and certain insurance premiums paid by the Company.

(3)
Represents restricted share awards granted in 2016 in respect of performance for fiscal year 2015. Stock awards in respect of performance for fiscal year 2016 were approved by the Compensation Committee and communicated to the named executive officers in February 2017. The aggregate grant date fair value of restricted share awards in respect of performance in fiscal year 2016, which vest over three years and were communicated in February 2017 are as follows: Mr. Wainshal US$723,827; Mr. Inglese US$297,762; Mr. Kriedberg US$267,976; Mr. Beers US$197,621; and Mr. Dahlke US$47,474.

(4)
In connection with his appointment as our General Counsel in November 2014, Mr. Beers received a grant of 45,000 restricted common shares, vesting in one-fifth increments each January 1, commencing January 1, 2016.

GRANTS OF PLAN-BASED AWARDS FOR 2016
The following table sets forth information regarding the cash portion of our incentive compensation program for 2016 and restricted share awards and PSUs made to our named executive officers under the Incentive Plan during the year ending December 31, 2016:

Name	Grant Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)				All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	Grant Date Per Share Fair Value (US$)(1)	Grant Date Fair Value of Stock Awards (US$)(1)
		Threshold (US$)	Target (US$)	Maximum (US$)	Threshold (#)	Target (#)	Maximum (#)
Ron Wainshal				6,000,000
	2/9/2016	—							79,059	15.41	1,218,299
	3/11/2016				21,552	43,104	86,208			25.20	1,086,221
	3/11/2016					14,368	17,960	(4)		19.16	344,114
	9/1/2016				3,898	7,795	15,590			22.80	177,726
	9/1/2016					2,598	3,248	(4)		19.46	63,206

Michael Inglese				2,250,000
	2/9/2016	—							33,485	15.41	516,004
	3/11/2016				13,171	26,341	52,682			25.20	663,793
	3/11/2016					8,780	10,975	(4)		19.16	210,281

Michael Kriedberg				2,250,000
	2/9/2016	—							33,485	15.41	516,004
	3/11/2016				11,854	23,707	47,414			25.20	597,416
	3/11/2016					7,902	9,878	(4)		19.16	189,262

Christopher Beers				2,250,000
	2/9/2016	—							23,733	15.41	365,726
	3/11/2016				8,741	17,481	34,962			25.20	440,521
	3/11/2016					5,827	7,284	(4)		19.16	139,561

Aaron Dahlke				2,250,000
	2/9/2016	—							5,495	15.41	84,678
	3/11/2016				1,916	3,832	7,664			25.20	96,566
	3/11/2016					1,277	1,596	(4)		19.16	30,579
_______________

(1)
Represents restricted share awards granted in 2016 in respect of performance for fiscal year 2015 and AROE PSUs and TSR PSUs granted in 2016 for performance through December 31, 2018. The amounts reflect the aggregate fair value on the grant date of the stock awards granted to our named executive officers determined in accordance with FASB ASC Topic 718. Restricted share awards in respect of performance for fiscal year 2016 were approved by the Compensation Committee and communicated to the named executive officers in February 2017. The aggregate grant date fair value of restricted share awards in respect of performance for fiscal year 2016, which vest over three years and were communicated in February 2017 are as follows: Mr. Wainshal US$723,827; Mr. Inglese US$297,762; Mr. Kriedberg US$267,976; Mr. Beers US$197,621; and Mr. Dahlke US$47,474.

(2)
The maximum represents the highest possible amount of cash incentive compensation that could be paid to our named executive officers under our incentive compensation program described above in the section entitled "Tax Implications of Our Compensation." The maximum amount could then be allocated as follows: up to 40% to our CEO and up to 60% among the other named executive officers. Under this program, the Compensation Committee is free to grant awards up to the maximum amount, or grant no awards at all even if performance metrics are achieved. Thus, there is no minimum amount payable. The actual amount of cash incentive compensation paid to our named executive officers with respect to performance in 2016 is reported in the "Non-Equity Incentive Compensation Plan" column of the Summary Compensation Table for 2016" and described in greater detail above in the section entitled "2016 Compensation.”

(3)
Represents PSUs granted in 2016 which were designed to align management with shareholders by rewarding exceptional performance over a three year period while enhancing retention for executives and certain senior professionals. All PSUs granted during 2016 vest and their performance period ends on December 31, 2018. The amounts reflect the aggregate fair value on the grant date of the PSUs granted to our named executive officers determined in accordance with FASB ASC Topic 718. For a summary of the assumptions made in the valuation of these awards, please see Note 8 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2016.

(4)
The maximum AROE PSUs represent 125% of target based on actual performance against the 2016 AROE target. The remaining 95,607 of target AROE PSUs will be considered granted upon the Compensation Committee’s setting the target AROE for the respective period.

Employment Agreements with Named Executive Officers
Through our subsidiary, Aircastle Advisor LLC, we have entered into an employment agreement or employment letter with each of our named executive officers other than Mr. Dahlke. These employment agreements or letters generally provide for payment of an annual base salary and the executives’ eligibility to receive an annual cash bonus with indicated target annual cash bonus and equity incentive award levels. In addition, the employment letters provide that each executive is entitled to receive the same employee benefits as we provide to our employees generally. Mr Dahlke is party to a severance letter described in more detail below.
Each employment letter provides that the named executive officer is employed “at-will” and may be terminated at any time and for whatever reason by either us or him. A summary of the payments and benefits to be provided to the named executive officers upon a termination of employment, along with a description of the restrictive covenants applicable to each executive, is set forth below in the section entitled “Potential Payments upon Termination or Change in Control.”
Restricted Share and PSU Provisions under the Incentive Plan
Rights of Participants. Participants with restricted shares generally have all of the rights of shareholders, including the right to vote the shares and the right to receive dividends at the same rate paid to other holders of common shares. Participants with PSUs have none of the rights of shareholders until the PSUs are settled in common shares. Subject to the provisions of the Incentive Plan and applicable award agreement, the Incentive Plan administrator has sole discretion to provide for the lapse of restrictions in installments or the acceleration or waiver of restrictions (in whole or part) under certain circumstances, including, but not limited to, the attainment of certain performance goals or a participant’s termination of employment or service.
Adjustments. In the event of a merger, amalgamation, consolidation, reorganization, recapitalization, bonus issue, share dividend or other change in corporate structure affecting the common shares, the Incentive Plan administrator may, subject to certain limitations, make an equitable substitution or proportionate adjustment in, among other things, the kind, number and purchase price of common shares subject to outstanding awards of restricted shares or other share-based awards (including PSUs) granted under the Incentive Plan. In addition, the Incentive Plan administrator, in its discretion, may terminate all awards with the payment of cash or in-kind consideration.
Repurchase of Shares for Withholding Taxes upon Vesting. The Incentive Plan gives the Incentive Plan administrator the authority to permit a participant to satisfy any federal, state or local withholding taxes due upon vesting of restricted shares by electing to have the Company repurchase a sufficient number of common shares, at Fair Market Value (as defined in the Incentive Plan) on the day of vesting. During 2016, our named executive officers and seven Directors, Ms. Mura and Messrs. Allen, Bisignani, Cave, Hacker, Merriman and Pollard, made such an election of a sufficient number of shares, and the Incentive Plan administrator approved such elections.
Restricted Share Agreements. The restricted share agreements with each of Messrs. Wainshal, Inglese, Kriedberg, Beers and Dahlke provide that if his employment with the Company is terminated by the Company without ”cause” (as defined in his employment agreement or award agreement) or, if applicable, by the executive with ”good reason” (as defined in his employment agreement or award agreement), then the shares, if any, that are not vested as of the date of such termination will be paid out according to the original vesting schedule subject to the executive’s execution of a separation agreement which includes a general release of claims. In the event that the executive’s employment is terminated by the Company without cause or by the executive for good reason, in each case within 120 days prior to or within twelve months following a Change of Control, then 100% of the shares, if any, that are not vested as of the date of such termination shall immediately vest. Upon a participant’s death or disability, the vesting of that participant’s unvested restricted shares will accelerate.
Performance Share Unit Agreements. The PSU agreements with each of Messrs. Wainshal, Inglese, Kriedberg, Beers and Dahlke provide that if his employment with the Company is terminated by the Company without ”cause” (as defined in the 2014 Plan) or, if applicable, by the executive with ”good reason” (as defined in the 2014 Plan), then the Performance Period shall end as of the last day of the Company's last fiscal quarter and a number of PSUs shall immediately vest on the date based on achievement of Performance Goals. In the event that a Change of Control occurs prior to the vesting date, then the the Performance Period shall end as of the date of the Change in Control and the Performance Goals shall be deemed to be satisfied as of the date of such Change in Control at the greater of (x) the level of achievement resulting in vesting percentages of 75% of the Target PSUs and (y) the actual level of achievement as of the date of such Change in Control. The resulting number of PSUs shall vest on the original vesting date based solely on the continued employment if the successor entity assumes the awards, provided that if the executive's employment is terminated by the Company without cause or by the executive for good reason, or the executive's employment terminates due to his health or death or disability, in each case prior to the vesting date, the resulting PSUs will vest immediately on the date of such termination of employment. If the successor entity does not assume the awards, then the resulting number of PSUs vest immediately. In the event that employment with the Company or a Subsidiary or Affiliate is terminated as a result of the death or Disability of the Participant (other than following a Change in Control), then the Performance Period shall end as of the last day of the Company's last fiscal quarter ending prior to the date of such termination of employment, and the greater of (x) the Target PSUs and (y) the number of PSUs that would have vested based on achievement of the Performance Goals as of the last day of the Performance Period shall immediately vest.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END FOR 2016
The following table summarizes the unvested portion of the restricted share awards and PSUs of our named executive officers under the Incentive Plan, as of December 31, 2016:

	Stock Awards
Name	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested (US$) (1)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights that have Not Vested (#) (7)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights that have Not Vested (US$) (1)
Ron Wainshal	168,849	(2)	3,520,502	72,107	1,503,431
Michael Inglese	69,047	(3)	1,439,630	37,316	778,039
Michael Kriedberg	140,244	(4)	2,924,087	33,585	700,247
Christopher Beers	60,509	(5)	1,261,613	24,765	516,350
Aaron Dahlke	9,592	(6)	199,993	5,428	113,174
_______________

(1)
Valued at a common share price of US$20.85, the reported closing price for our common shares on the NYSE on December 30, 2016, the last trading day of 2016. PSUs were valued assuming achievement of the applicable performance metrics as described below in footnote 7.

(2)	These 168,849 restricted shares vest in increments of 86,399, 56,097 and 26,353 each January 1, commencing January 1, 2017.

(3)	These 69,047 restricted shares vest in increments of 34,068, 23,817 and 11,162 each January 1, commencing January 1, 2017.

(4)	These 140,244 restricted shares vest in increments of 69,265, 59,817 and 11,162 each January 1, commencing January 1, 2017.

(5)
In connection with his appointment as our General Counsel in November 2014, Mr. Beers received a grant of 45,000 restricted common shares, vesting in one-fifth increments each January 1, commencing January 1, 2016. His total of 60,509 restricted shares vest in increments of 17,299, 17,299, 16,911, and 9,000 each January 1, commencing January 1, 2017.

(6)	These 9,592 restricted shares vest in increments of 4,522, 3,238 and 1,832 each January 1, commencing January 1, 2017.

(7)
Represents the TSR PSUs at target and the AROE PSUs at maximum for AROE PSUs deemed granted in 2016 determined in accordance with FASB ASC Topic 718. See “Grants of Plan-Based Awards for 2016” above for additional information regarding PSUs granted to our named executive officers in 2016. The remaining 95,607 of target AROE PSUs will be considered granted upon the Compensation Committee’s setting the target AROE for the respective period. For a summary of the assumptions made in the valuation of these awards, please see Note 8 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2016. All performance share unit awards granted during 2016 vest and their performance period ends on December 31, 2018.

STOCK VESTED FOR 2016
The following table summarizes restricted share grants of our named executive officers that vested during the year ending December 31, 2016:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (US$)(1)
Ron Wainshal	84,246	1,759,899
Michael Inglese	32,396	676,752
Michael Kriedberg	58,103	1,213,772
Christopher Beers	9,389	196,136
Aaron Dahlke	4,020	83,978
_______________

(1)
The aggregate dollar value realized is calculated based on the US$20.89 per share price of our common shares on December 31, 2015, the last business day preceding the vesting date, which was January 1, 2016.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following table and summary set forth potential amounts payable to our named executive officers upon termination of employment or a change in control, as described below. The table below reflects amounts payable to our named executive officers assuming termination of employment on December 31, 2016, with equity-based amounts valued US$20.85 per common share, the reported closing price for our common shares on the NYSE on December 30, 2016:

Circumstances of Termination
Name/Benefit	Voluntary resignation by executive (US$)	Termination by us for cause (US$)	Termination by us without cause (US$)	Termination by us without cause or by executive for good reason following change in control (US$)(1)	Termination by executive for good reason (US$)	Normal retirement (US$)	Death or Disability (US$)

Ron Wainshal
Cash Severance	—	—	1,350,000	2,700,000	1,350,000	—	—
Pro-rata Bonus	—	—	675,000	675,000	675,000	—	675,000
COBRA Reimbursement	—	—	29,655	29,655	29,655	—	—
Vacation	72,692	72,692	72,692	72,692	72,692	72,692	72,692
Market Value of Accelerated Vesting of Restricted Shares.	—	—	3,520,502	3,520,502	3,520,502	—	3,520,502
Market Value of Accelerated Vesting of Performance Share Units	—	—	742,842	1,591,835	742,842	—	2,122,447

Michael Inglese
Cash Severance	—	—	1,100,000	2,200,000	1,100,000	—	—
Pro-rata Bonus	—	—	550,000	550,000	550,000	—	550,000
COBRA Reimbursement	—	—	29,655	29,655	29,655	—	—
Vacation	59,231	59,231	59,231	59,231	59,231	59,231	59,231
Market Value of Accelerated Vesting of Restricted Shares	—	—	1,439,630	1,439,630	1,439,630	—	1,439,630
Market Value of Accelerated Vesting of Performance Share Units	—	—	384,447	823,815	384,447	—	1,098,420

Michael Kriedberg
Cash Severance	—	—	880,000	1,760,000	880,000	—	—
Pro-rata Bonus	—	—	440,000	440,000	440,000	—	440,000
COBRA Reimbursement	—	—	29,655	29,655	29,655	—	—
Vacation	33,846	33,846	33,846	33,846	33,846	33,846	33,846
Market Value of Accelerated Vesting of Restricted Shares.	—	—	2,924,087	2,924,087	2,924,087	—	2,924,087
Market Value of Accelerated Vesting of Performance Share Units	—	—	346,004	741,436	346,004	—	988,582

Christopher Beers
Cash Severance	—	—	765,000	1,530,000	765,000	—	—
Pro-rata Bonus	—	—	365,000	365,000	365,000	—	365,000
COBRA Reimbursement	—	—	29,655	29,655	29,655	—	—
Vacation	43,077	43,077	43,077	43,077	43,077	43,077	43,077
Market Value of Accelerated Vesting of Restricted Shares.	—	—	1,261,613	1,261,613	1,261,613	—	1,261,613
Market Value of Accelerated Vesting of Performance Share Units	—	—	255,135	546,718	255,135	—	728,958

Aaron Dahlke
Cash Severance	—	—	—	600,000	—	—	—
Pro-rata Bonus	—	—	—	300,000	—	—	—
COBRA Reimbursement	—	—	—	29,655	—	—	—
Vacation	32,308	32,308	32,308	32,308	32,308	32,308	32,308
Market Value of Accelerated Vesting of Restricted Shares.	—	—	199,993	199,993	—	—	199,993
Market Value of Accelerated Vesting of Performance Share Units	—	—	55,913	119,830	55,913	—	159,774
_______________

(1)
As described below, the total amount of payments for each named executive officer may be subject to reduction to the extent necessary to avoid an excise tax under Section 4999 of the Internal Revenue Code.

As described above in the section entitled “Employment Agreements with Named Executive Officers,” we, through our subsidiary, Aircastle Advisor LLC, have entered into employment letters with our named executive officers which set forth certain terms and conditions of their employment relating to termination and termination payments.
Under the employment agreements for Messrs. Wainshal, Inglese, Kriedberg and Beers:

•
if the employment of such named executive officer is terminated without “cause” or with “good reason” (as defined in such employment agreement), and if he signs a general release of claims and complies with the covenants described below, then he will be entitled to receive: (i) an amount equal to the sum of the base salary and target annual cash bonus for the year of termination, payable over a one-year period (two times such amount and payable in a lump sum if the termination occurs within 120 days prior to or within one year following a “change in control” as defined in such employment agreement); (ii) a pro-rata annual bonus for the year of termination; (iii) reimbursement of COBRA premiums for up to twelve months; and (iv) continued vesting of all outstanding restricted share awards pursuant to their original vesting schedule (immediate vesting and payment of all outstanding equity awards in the event of a termination occurring in connection with a “change in control”);

•
if any amounts to be paid to such named executive officer would constitute “excess parachute payments” subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, the amount will be reduced to the extent necessary to avoid the excise tax; however, in the case of Mr. Wainshal and, in certain cases Mr. Kriedberg, only if such reduction results in a higher after-tax payment to him; and

•
such named executive officer covenants not to compete with Aircastle for six months following termination of his employment for any reason and will not solicit the employees of Aircastle or the clients or customers of Aircastle for competing business, in each case, for a period of twelve months following termination.

Under the severance letter with Mr. Dahlke, if his employment is terminated within 120 days prior to or within one year following a “change in control” without “cause” or with “good reason” (as defined in such agreement), and if he signs a general release of claims and complies with the covenants described above, then he will be entitled to receive: (i) an amount equal to the sum of the base salary and target annual cash bonus for the year of termination, payable over a one-year period; (ii) a pro-rata annual bonus for the year of termination; and (iii) reimbursement of COBRA premiums for up to twelve months.
Equity Compensation Plan Information
The table below sets forth certain information as of December 31, 2016, the last day of the fiscal year, for (i) all equity compensation plans previously approved by our shareholders and (ii) all equity compensation plans not previously approved by our shareholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	537,794	(1)	$—	1,806,126
Equity compensation plans not approved by security holders	—		—	—
Total				1,806,126

(1)	Represents 537,794 common shares subject to outstanding PSU awards (assuming payout at maximum, noting that the maximum payout for the 2016 AROE PSU performance was established at 125% of target).
On March 14, 2014, the Board of Directors adopted the Aircastle Limited 2014 Omnibus Incentive Plan (or the 2014 Plan). The 2014 Plan was approved by shareholders at the Company’s 2014 Annual General Meeting of Shareholders on May 22, 2014. The 2014 Plan replaced the 2005 Plan for awards granted after the effective date.
The maximum number of common shares reserved for issuance under the 2014 Plan is 2,500,000 common shares, which included 713,540 common shares remaining under the 2005 Plan which became available for reuse following the adoption of the 2014 Plan.

Awards outstanding under the 2005 Plan in the amount of 140,887 common shares will continue to vest subject to the terms and conditions of the 2005 Plan and the applicable awards agreements.
During 2016, we granted annual equity awards under the 2014 Plan covering 336,673 common shares and PSU awards with a maximum payout of 537,794 common shares.

AUDIT COMMITTEE REPORT
The Audit Committee reviewed our audited 2016 financial statements and discussed them with Aircastle’s management addressing, among other things, the quality and the acceptability of the accounting principles, the reasonableness of significant judgments and estimates, and the clarity and completeness of disclosures. Our independent registered public accounting firm, Ernst & Young LLP, or EY, is responsible for performing an independent audit of our financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB, and for issuing a report on its audit of the financial statements. The Audit Committee monitors and reviews the audit. The Audit Committee also reviewed and discussed with EY the audited financial statements and the matters required by Auditing Standard No. 1301, “Communications with Audit Committees,” issued by the PCAOB and other matters the Committee deemed appropriate.
The Audit Committee has received the written disclosures and the letter from EY required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, as modified or supplemented, and has discussed with EY its independence. The Audit Committee also considered whether the independent auditors’ provision of other, non-audit related services, and the fees associated with such non-audit related services, to Aircastle is compatible with maintaining such auditors’ independence.
The Audit Committee has oversight responsibilities for reviewing the services performed by EY and retains sole authority to select, evaluate and replace the outside auditors. In fulfilling its oversight responsibilities, the committee discusses EY’s overall scope and execution of the annual audit, as well as other matters required to be discussed by PCAOB auditing standards. The Audit Committee is responsible for approval of the proposed audit fees and annually evaluates the reputation, qualifications, performance and independence of EY and its lead audit partner. Further, in conjunction with the mandated rotation of the independent auditor’s lead audit partner, the Audit Committee is directly involved in the selection of a new lead audit partner. The current lead audit partner was appointed in 2014.
Furthermore, the Audit Committee believes that the continued retention of EY to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders. In making such determination, the Audit Committee considers, among other things, an evaluation of EY’s performance as well as the impact of changing auditors.
Based on its discussions with management and EY, and its review of the representations and information provided by management and EY, the Audit Committee recommended to the Board that the audited financial statements be included in Aircastle’s Annual Report on Form 10-K for the year ended December 31, 2016. In addition, the Audit Committee has also recommended, subject to shareholder approval, the appointment of EY as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2017.

Respectfully submitted,
The Audit Committee

Ronald L. Merriman, Chair
Ronald W. Allen
Michael J. Cave
Douglas A. Hacker

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The following is a summary of material provisions of certain transactions we have entered into with our executive officers, Directors or 5% or greater shareholders. We believe the terms and conditions set forth in such agreements are reasonable and customary for transactions of this type.
Marubeni Corporation Shareholder Agreement Amendment
On February 18, 2015, the Company, Marubeni and a subsidiary of Marubeni entered into an amendment and restatement of the Shareholder Agreement, which (1) modified the terms of the Shareholder Agreement to immediately permit acquisitions by Marubeni and its affiliates of voting securities of the Company in the secondary market pursuant to a Rule 10b5-1 plan that would result in Marubeni and its affiliates collectively holding more than 21.0%, but no more than 27.5% of the voting power of the Company and (2) extended the term of the standstill provision of the Shareholder Agreement by eighteen months to January 2025. On September 23, 2016, the Company, Marubeni and a subsidiary of Marubeni entered into an amendment increasing the Change of Control threshold from 30% to 35%.
Joint Venture with Ontario Teachers’ Pension Plan
The Company and an affiliate of Ontario Teachers' Pension Plan ("Teachers'") formed a joint venture (the "JV"), in which we have a 30% equity interest, to invest in leased aircraft. Teachers' holds more than 10.0% of our outstanding common shares. The assets and liabilities of this joint venture are off our balance sheet and we record our net investment under the equity method of accounting. As of December 31, 2016, the joint venture's total assets were approximately US$611 million.
Policies and Procedures for Review, Approval or Ratification of Transactions with Related Persons
In April 2007, our Board adopted a Policy and Procedures with Respect to Related Person Transactions, our Related Person Policy. Pursuant to the terms of the Related Person Policy, the Audit Committee must review and approve in advance any related person transaction, other than those that are pre-approved pursuant to pre-approval guidelines or rules that may be established by the Audit Committee to cover specific categories of transactions, including the guidelines described below. All Related Persons, as defined below, are required to report to our legal department any such related person transaction prior to its completion, and the legal department will determine whether it should be submitted to the Audit Committee for consideration.
Our Related Person Policy covers all transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships) in which the Company or any of its subsidiaries was, is or will be a participant, in which the amount involved exceeds US$120,000, and in which any Related Person had, has or will have a direct or indirect material interest.
A Related Person is any person who is, or at any time since the beginning of the Company’s last fiscal year was, a Director or executive officer of the Company or a nominee to become a Director of the Company; any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities; any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such Director, executive officer, nominee or more than 5% beneficial owner; and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

Proposal No. 1
ELECTION OF DIRECTORS
(Item 1 on Proxy Card)

The first proposal is to elect four Class II Directors to serve until the 2020 annual general meeting of Aircastle or until their office shall otherwise be vacated pursuant to our Bye-laws.
The Nominating and Corporate Governance Committee works with the Board to determine the appropriate and necessary characteristics, skills and experience of the Board, both as a whole and with respect to its individual members. While the committee does not specifically set any minimum skills that a candidate must have prior to consideration, the committee thoroughly examines a candidate’s understanding of marketing, finance and other elements relevant to the success of a publicly traded company in our business and his or her educational and professional background. In determining whether to recommend a Director for re-election, the Nominating and Corporate Governance Committee also considers the Director’s participation in and contributions to the activities of the Board. The Nominating and Corporate Governance Committee recommended to the Board, and the Board unanimously approved, the nomination of the following as Class II Directors:

Name	Age	Position
Michael J. Cave	56	Class II Director
Ronald L. Merriman	72	Class II Director
Agnes Mura	67	Class II Director
Charles W. Pollard	59	Class II Director

Biographical information regarding these nominees, including a description of the particular experience, qualifications, attributes and skills that led the Nominating and Corporate Governance Committee and Board to conclude that each nominee should serve on the Board, is described above on pages 4-6. The participation of these nominees in committee work is described in “Corporate Governance—Committees of the Board,” above, and their ownership of common shares is described in “Corporate Governance—Security Ownership of Certain Beneficial Owners and Management,” also above.
Our Board currently consists of 12 Directors, the maximum permitted under the Bye-laws, and is divided into three classes of Directors. The current terms of the Class I, Class II and Class III Directors will expire in 2019, 2020 and 2018, respectively. The Board unanimously proposes as nominees for election at the Annual Meeting the four existing Class II Directors, Messrs. Cave, Merriman and Pollard and Ms. Mura. If elected at the Annual Meeting, the Class II Directors will hold office from election until the 2020 annual general meeting of Aircastle or until their office shall otherwise be vacated pursuant to our Bye-laws. If any of the nominees becomes unavailable or unwilling to serve, an event that the Board does not presently expect, we will vote the shares represented by proxies for the election of Directors for the election of such other person(s) as the Board may recommend.
The Board recommends that you vote FOR the above-named nominees to serve as our Directors until the 2020 annual general meeting of Aircastle or until their office shall otherwise be vacated pursuant to our Bye-laws. Unless otherwise instructed, we will vote all proxies we receive FOR Messrs. Cave, Merriman and Pollard and Ms. Mura.

Proposal No. 2
APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (WHICH CONSTITUTES THE AUDITOR FOR PURPOSES OF BERMUDA LAW) AND THE AUTHORIZATION OF THE DIRECTORS OF AIRCASTLE LIMITED, ACTING BY THE AUDIT COMMITTEE, TO DETERMINE THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES.
(Item 2 on Proxy Card)

The Audit Committee Charter, as well as Section 301 of the Sarbanes-Oxley Act, Rule 10A-3(b)(2) under the Exchange Act and the related NYSE listing standards, require that the audit committee shall be directly responsible for the appointment and retention of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the listed issuer. In accordance with these requirements, the Audit Committee and the Board recommend that the shareholders appoint the firm of Ernst & Young LLP or "EY", to be the Company’s independent registered public accounting firm (which constitutes the auditor for the purpose of Bermuda law) for fiscal year 2017 and to authorize the Directors of the Company, acting by the Audit Committee, to determine the independent registered public accounting firm’s fees. EY was also the Company’s independent registered public accounting firm for 2016. Before selecting EY, the Audit Committee carefully considered EY’s reputation and qualifications as the registered public accounting firm for Aircastle. This included a review of its performance in prior years, as well as its reputation for integrity and competence in the fields of accounting and auditing. The committee has expressed its satisfaction with EY in all of these respects. The committee’s review included inquiry concerning any litigation involving EY and any proceedings by the SEC against the firm.
The Audit Committee also oversees the work of EY, and EY reports directly to the Audit Committee. The Audit Committee also oversees the negotiation of, and reviews and approves EY’s annual engagement letter, including the proposed fees, and determines or sets the policy regarding all audit, and all permitted non-audit, engagements and relationships between Aircastle and EY. The Audit Committee also reviews and discusses with EY their annual audit plan, including the timing and scope of audit activities, and monitors the progress and results of the plan during the year. In addition, the Audit Committee, along with the Company’s management and internal auditors conducts an ongoing review of EY’s pricing and work quality as part of the Audit Committee’s consideration of whether to reappoint the firm as registered public accounting firm. As part of this review, the Audit Committee considers: (i) the continued independence and objectivity of EY, (ii) evaluations of EY by the Company’s management and internal auditors, (iii) EY’s effectiveness of communications and working relationships with the Audit Committee and the Company’s management and internal auditors, and the quality and candor of such communications, (iv) the appropriateness of EY’s fees for audit and non-audit services, (v) external data on audit quality and performance, including recent PCAOB reports on EY and its peers and (vi) their reputation and qualifications.
Representatives of EY will be present and available to answer questions at the Annual Meeting and are free to make statements during the Annual Meeting.
Audit Fees, Audit Related Fees, Tax Fees and All Other Fees.
In connection with the audit of the 2016 financial statements, the Company entered into an engagement letter with EY which set forth the terms by which EY has performed audit services for the Company. The following summarizes the fees paid by us to EY for professional services rendered in 2016 and 2015:

	2016 (US$)	2015 (US$)
Audit Fees (1)	2,037,000	1,920,500
Audit-Related Fees(2)	—	58,000
Tax Fees (3)	549,000	536,000
All Other Fees	3,000	—

_______________

(1)
Represents fees for the audit of the Company’s consolidated financial statements and internal control over financial reporting, the reviews of interim financial statements included in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, certain Current Reports on Form 8-K, audits of IBJ Air joint venture, consultations concerning financial accounting and reporting standards, statutory audits and services rendered relating to the Company’s registration statements.

(2)	Represents fees related primarily to account for potential acquisitions.

(3)	Represents fees related primarily to assistance with tax compliance matters, including international, federal and state tax return preparation, and consultations regarding tax matters.
Audit Committee Pre-Approval Policies and Procedures.
The Audit Committee has policies and procedures that require the pre-approval by the Audit Committee or one of its members of all services performed by the Company’s independent registered public accounting firm and related fee arrangements. In the early part of each year, the Audit Committee approves the proposed services, including the nature, type and scope of services contemplated, and the related fees, to be rendered by these firms during the year. In addition, pre-approval by the Audit Committee or one of its members is also required for those engagements that may arise during the course of the year that are outside the scope of the initial services and fees pre-approved by the Audit Committee pursuant to the Sarbanes-Oxley Act. In accordance with this policy, the Audit Committee pre-approved all services to be performed by the Company’s independent registered accounting firm.
The Board recommends that you vote FOR the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2017 and the authorization of the Directors of Aircastle Limited, acting by the Audit Committee, to determine the independent registered public accounting firm’s fees.

Proposal No. 3
APPROVAL OF THE AIRCASTLE LIMITED
AMENDED AND RESTATED 2014 OMNIBUS INCENTIVE PLAN,
INCLUDING THE PERFORMANCE GOALS ESTABLISHED UNDER THE PLAN
FOR PURPOSES OF COMPLIANCE WITH
SECTION 162(M) OF THE INTERNAL REVENUE CODE
(Item 3 on Proxy Card)

Overview
The Board adopted the Aircastle Limited Amended and Restated 2014 Omnibus Incentive Plan, referred to in this proposal as the Amended and Restated 2014 Plan, on March 21, 2017, subject to shareholder approval. The Amended and Restated 2014 Plan will not become effective if such approval is not received.
The Amended and Restated 2014 Plan is an amended and restated version of the Aircastle Limited 2014 Omnibus Incentive Plan, referred to in this proposal as the Original 2014 Plan, which we currently maintain and use for the issuance of equity and cash-based awards in various forms. The Original 2014 Plan was adopted by the Board on March 14, 2014 and approved by our shareholders on May 22, 2014. As of the Record Date, approximately 921,748 common shares, par value U.S. $0.01 per common share, remained available for future issuances under the Original 2014 Plan (assuming that any unvested performance share unit awards vest at the maximum level of performance). These common shares will continue to be available for future issuances under the Amended and Restated 2014 Plan, if such plan is approved by the shareholders. As of the Record Date, the closing price of a common share traded on the NYSE was $23.47 per common share.
By asking our shareholders to approve the Amended and Restated 2014 Plan, we are asking our shareholders to approve the following material changes to the Original 2014 Plan:

•
Increase in Shares Reserved for Future Issuances: If our shareholders vote to approve the Amended and Restated 2014 Plan, an additional 4,250,000 common shares will be available for future issuances under the Amended and Restated 2014 Plan, which is in addition to the common shares that remain available for issuance under the Original 2014 Plan (as discussed above);

•
Share Recycling: The Amended and Restated 2014 Plan provides that common shares tendered as payment for the exercise or purchase price of any award, common shares withheld to satisfy the tax withholding obligations for any award, and the full number of common shares underlying share appreciations rights are no longer available for future issuance under the Amended and Restated 2014 Plan. Any common shares repurchased using the proceeds received by the Company from the payment of any exercise or purchase price of any award will not be added to the common shares available for future issuance under the Amended and Restated 2014 Plan;

•
Minimum Vesting Conditions: Equity-based awards granted under the Amended and Restated 2014 Plan will be subject to a minimum vesting period of at least twelve (12) months, with an exception for a number of equity-based awards representing a maximum of five percent (5%) of the common shares available for future issuances under the Amended and Restated 2014 Plan;

•
Double-Trigger Vesting on a Change in Control: The Amended and Restated 2014 Plan removes the plan administrator’s discretion to provide in any award agreement for anything other than double-trigger vesting within twelve (12) months following a change in control;

•
Withholding Taxes: The Amended and Restated 2014 Plan permits the Company to withhold taxes with respect to awards in an amount up to the maximum statutory tax rates applicable to the individual participant; and

•
Director Award Limits: The Amended and Restated 2014 Plan provides that non-employee directors of the Company may not be granted awards during any calendar year that, when aggregated with such non-employee director’s cash fees received with respect to such calendar year, exceed $750,000 in total value.

In addition, in order to facilitate our ability (as determined by the plan administrator) to grant short-term and long-term incentive compensation awards under the Amended and Restated 2014 Plan that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, which requires shareholder approval of the material terms of the performance goals pursuant to which such “performance-based compensation” will be paid and the re-approval of such performance goals ever five years, we are also asking our shareholders to approve the following material terms under the Amended and Restated 2014 Plan, which are unchanged from the Original 2014 Plan:

•	Performance Goals: The specific performance goals listed below under the section entitled “Material Features of the Amended and Restated 2014 Plan - Performance Goals”;

•	Individual Limits: The annual per-individual limits listed below under the section entitled “Material Features of the Amended and Restated 2014 Plan - Certain Limitations on Individual Awards”; and

•
Eligible Participants: The class of eligible recipients of awards under the Amended and Restated 2014 Plan, as described below under the section entitled “Material Features of the Amended and Restated 2014 Plan - Eligible Participants”.

Rationale for Adoption of the Amended and Restated 2014 Plan
Grants of equity and cash-based awards to our officers, employees, Directors, independent contractors and consultants are an important part of our long-term incentive compensation program, which we use in order to strengthen the commitment of such individuals to the Company, motivate them to faithfully and diligently perform their responsibilities, and attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of the Company.
As of the Record date, approximately 921,748 common shares remained available for future issuances under the Original 2014 Plan (assuming that any unvested performance share unit awards vest at the maximum level of performance). If the Amended and Restated 2014 Plan is not approved by shareholders, the Original 2014 Plan will remain in effect and we expect to exhaust the common shares that remain available for awards under the Original 2014 Plan by 2018. We are therefore requesting that our shareholders vote to approve the adoption of the Amended and Restated 2014 Plan pursuant to which 4,250,000 more common shares will be available for future issuances, in addition to the common shares that remain available for issuance under the Original 2014 Plan.
In determining the number of common shares to be reserved for issuance under the Amended and Restated 2014 Plan, our management and the Compensation Committee, in consultation with Meridian Compensation Partners, LLC (an independent compensation consultant) evaluated the historic share usage and burn rate under the Original 2014 Plan, the overhang under the Original 2014 Plan, and the existing terms of outstanding awards under the Original 2014 Plan. For additional information on our annual share usage, burn rate and overhand, see the section entitled “Historical Annual Share Usage” below. We anticipate that that the common shares to be reserved for issuance under the Amended and Restated 2014 Plan will allow us to continue making equity-based grants for four to six years, assuming that we continue to make awards consistent with our historical practice.
Historical Annual Share Usage
While equity-based awards are an important part of our long-term incentive compensation program, we are mindful of our responsibility to our shareholders to exercise judgment in granting equity-based awards.
Overhang. As of the Record Date, we had approximately 921,748 common shares (including PSUs at maximum performance) available for future issuances and 1,206,292 common shares subject to outstanding full value awards under the Original 2014 Plan and our Amended and Restated 2005 Equity and Incentive Plan, which represented approximately 2.6% of our fully diluted common shares outstanding, such percentage referred to as the overhang percentage. The 4,250,000 additional common shares proposed to be included in the Amended and Restated 2014 Plan share reserve would increase the overhang percentage by an additional 4.9% to approximately 7.5%. We have not granted any options or share appreciation rights.
Share Usage. The annual share usage under the Company’s equity plans for the last three fiscal years was as follows:

		Fiscal Year 2016	Fiscal Year 2015	Fiscal Year 2014 (2)	Average
A	Total Shares Granted During Fiscal Year (1)	527,889	308,844	341,100	392,611
B	Basic Weighted Average Common Shares Outstanding	78,161,494	80,489,391	80,389,349	79,680,078
	Burn Rate (A / B)	0.68%	0.38%	0.42%	0.49%
	Burn Rate (A / B) Excluding Unearned PSUs	0.43%	0.38%	0.42%	0.41%

(1)
Includes the number of restricted shares, restricted stock units and (for the 2016 fiscal year only) performance share units granted for such fiscal year. The Company did not grant stock options or stock appreciation rights during the last three fiscal years. For the performance shares units, which were first granted in fiscal year 2016, the following table details the amounts granted and earned in fiscal year 2016 to all eligible participants:

	Number of TSR PSUs	Number of AROE PSUs
Unvested at December 31, 2015	0	0
Granted	143,414	47,802
Vested or Earned	0	0
Forfeited	0	0
Unvested at December 31, 2016	143,414	47,802

(2)
Includes grants of restricted shares and restricted stock units granted during the first part of the 2014 fiscal year under the Amended and Restated 2005 Aircastle Limited Equity Incentive Plan, prior to the effectiveness of the Original 2014 Plan. All awards granted in the 2015 and 2016 fiscal years were made under the Original 2014 Plan.

Material Features of the Amended and Restated 2014 Plan
The following is a summary of the material features of the Amended and Restated 2014 Plan. This summary is qualified in its entirety by the full text of the Amended and Restated 2014 Plan, a copy of which is included as Appendix B to this proxy statement.
Types of Awards. The Amended and Restated 2014 Plan provides for the issuance of options, share appreciation rights (referred to as SARs), restricted shares, restricted share units (referred to as RSUs, including performance share units), share bonuses, other share-based awards and cash awards to our officers, employees, Directors, independent contractors and consultants.
Common Shares Available for Issuance. The maximum number of common shares reserved and available for future issuances under the Amended and Restated 2014 Plan will be increased by 4,250,000 common shares, in addition to the 921,748 common shares that remained available for issuance under the Original 2014 Plan as of the Record Date. This does not include the 1,206,292 common shares subject to outstanding awards under the Original 2014 Plan as of the Record Date. The foregoing common shares available and outstanding awards under the Original 2014 Plan assume that any unvested performance share unit awards vest at the maximum level of performance.
Certain Limitations on Individual Awards. Pursuant to Section 162(m) of the Internal Revenue Code, (i) no individual will be granted options or SARs for more than the number of Common shares reserved under the Amended and Restated 2014 Plan during any calendar year and (ii) no individual who is likely to be a “covered employee” for purposes of Section 162(m) of the Internal Revenue Code will be granted either (A) restricted shares, RSUs, a share bonus, or other share-based awards for more than the number of common shares reserved under the Amended and Restated 2014 Plan during any calendar year or (B) a cash award in excess of $10,000,000 during any calendar year.
Common shares subject to an award under the Amended and Restated 2014 Plan that remain unissued upon the cancellation or termination of the award will again become available for grant under the Amended and Restated 2014 Plan. However, common shares that are exchanged by a participant or withheld as payment in connection with any award under the Amended and Restated 2014 Plan, as well as any common shares exchanged by a participant or withheld to satisfy tax withholding obligations related to any award, will not be available for subsequent awards under the Amended and Restated 2014 Plan. If an award can only be settled in cash, it will not be counted against the total number of common Shares available for grant under the Amended and Restated 2014 Plan. Any common shares repurchased using the proceeds received by the Company from the payment of any exercise or purchase price of any award will not be added to the common shares available for future issuance under the Amended and Restated 2014 Plan.
Annual Director Limits. Non-employee directors of the Company may not be granted awards during any calendar year that, when aggregated with such non-employee director’s cash fees received with respect to such calendar year, exceed $750,000 in total value.
Minimum Vesting Conditions. Equity-based awards granted under the Amended and Restated 2014 Plan will be subject to a minimum vesting period of the least twelve (12) months, with an exception for a number of equity-based awards representing a maximum of five percent (5%) of the common shares available for future issuance under the Amended and Restated 2014 Plan.
Administration. The Amended and Restated 2014 Plan will be administered by the Board, or if the Board does not administer the Amended and Restated 2014 Plan, a committee of the Board that complies with the applicable requirements of Section 162(m) of the Internal Revenue Code, Section 16 of the Exchange Act and any other applicable legal or stock exchange listing requirements (the Board or committee referred to above being sometimes referred to as the plan administrator). The plan administrator may interpret the Amended and Restated 2014 Plan and may prescribe, amend and rescind rules and make all other determinations necessary or desirable for the administration of the Amended and Restated 2014 Plan, provided that the plan administrator will not have the authority to reprice or cancel and regrant any award at a lower exercise, base or purchase price or cancel any award with an exercise, base or purchase price in exchange for cash, property or other awards without first obtaining the approval of our shareholders.
The Amended and Restated 2014 Plan permits the plan administrator to select the eligible recipients who will receive awards, to determine the terms and conditions of those awards, including but not limited to the exercise price or other purchase price of an award, the number of common shares or cash or other property subject to an award, the term of an award and the vesting schedule applicable to an award (subject to the minimum vesting conditions), and to amend the terms and conditions of outstanding awards.
Eligible Participants. Each of our officers, employees, non-employee Directors, independent contractors and consultants are eligible to participate in the Amended and Restated 2014 Plan (as of the Record Date, approximately 115 individuals), provided that they have been selected by the plan administrator to receive awards under the Amended and Restated 2014 Plan.
Restricted Shares and RSUs. Restricted shares and RSUs (including performance shares units) may be granted under the Amended and Restated 2014 Plan. The plan administrator will determine the purchase price, vesting schedule and performance objectives, if any, applicable to the grant of restricted shares and RSUs. If the restrictions, performance objectives or other conditions determined by the plan administrator are not satisfied, the restricted shares and RSUs will be forfeited. Subject to the provisions of the Amended and Restated 2014 Plan and the applicable individual award agreement, the plan administrator has the sole discretion to provide for the lapse of restrictions in installments or the acceleration or waiver of restrictions (in whole or part) under certain circumstances, including the attainment of certain performance goals, a participant’s termination of employment or service or a participant’s death or disability. The rights of restricted share and RSU holders upon a termination of employment or service will be set forth in individual award agreements.
Unless the applicable award agreement provides otherwise, participants with restricted shares will generally have all of the rights of a shareholder during the restricted period, including the right to vote and receive dividends declared with respect to such shares. During the restricted period, participants with RSUs will generally not have any rights of a shareholder, but may be credited with dividend equivalent rights if the applicable individual award agreement so provides.
Options. We may issue options under the Amended and Restated 2014 Plan. All options granted under the Amended and Restated 2014 Plan are intended to be non-qualified options and are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code. The exercise price of all options granted under the Amended and Restated 2014 Plan will be determined by the plan administrator, but in no event may the exercise price be less than 100% of the fair market value of the related common shares on the date of grant. The maximum term of all options granted under the Amended and Restated 2014 Plan will be determined by the plan administrator, but may not exceed ten years. Each option will vest and become exercisable (including in the event of the optionee’s termination of employment or service) at such time and subject to such terms and conditions as determined by the plan administrator in the applicable individual option agreement.
Share Appreciation Rights. SARs may be granted under the Amended and Restated 2014 Plan either alone or in conjunction with all or part of any option granted under the Amended and Restated 2014 Plan. A free-standing SAR granted under the Amended and Restated 2014 Plan entitles its holder to receive, at the time of exercise, an amount per share equal to the excess of the fair market value (at the date of exercise) of a common share over the base price of the free-standing SAR. A SAR granted in conjunction with all or part of an option under the Amended and Restated 2014 Plan entitles its holder to receive, at the time of exercise of the SAR and surrender of the related option, an amount per share equal to the excess of the fair market value (at the date of exercise) of a common share over the exercise price of the related option. Each SAR will be granted with a base price that is not less than 100% of the fair market value of the related common shares on the date of grant. The maximum term of all SARs granted under the Amended and Restated 2014 Plan will be determined by the plan administrator, but may not exceed ten years. The plan administrator may determine to settle the exercise of a SAR in common shares, cash, or any combination thereof.
Each free-standing SAR will vest and become exercisable (including in the event of the SAR holder’s termination of employment or service) at such time and subject to such terms and conditions as determined by the plan administrator in the applicable individual free-standing SAR agreement. SARs granted in conjunction with all or part of an option will be exercisable at such times and subject to all of the terms and conditions applicable to the related option.
Other Share-Based Awards. Other share-based awards, valued in whole or in part by reference to, or otherwise based on, common shares (including dividend equivalents) may be granted under the Amended and Restated 2014 Plan. The plan administrator will determine the terms and conditions of such other share-based awards, including the number of common shares to be granted pursuant to such other share-based awards, the manner in which such other share-based awards will be settled (e.g., in common shares, cash or other property), and the conditions to the vesting and payment of such other share-based awards (including the achievement of performance objectives).
Share Bonuses and Cash Awards. Bonuses payable in fully vested common shares (subject to the minimum vesting conditions) and awards that are payable solely in cash may also be granted under the Amended and Restated 2014 Plan.
Performance Goals. The vesting of awards that are intended to qualify as “performance-based compensation” for purposes of Section 162 (m) of the Internal Revenue Code will be based upon one or more of the following business criteria: (i) earnings, including one or more of operating income, net operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, adjusted EBITDA, economic earnings, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per share (basic or diluted); (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) returns on sales or revenues; (viii) operating expenses; (ix) share price appreciation; (x) cash flow, cash flow per share, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xi) implementation or completion of critical projects or processes; (xii) economic value created; (xiii) cumulative earnings per share growth; (xiv) operating margin or profit margin; (xv) share price or total shareholder return; (xvi) cost targets, reductions and savings, productivity and efficiencies; (xvii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, and information technology goals, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xviii) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; and (xix) any combination of, or a specified increase in, any of the foregoing.
The business criteria may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to us or any of our affiliates, or one of our divisions or strategic business units or a division or strategic business unit of any of our affiliate, or may be applied to our performance relative to a market index, a group of other companies or a combination thereof, all as determined by the plan administrator. The business criteria may also be subject to a threshold level of performance below which no payment will be made, levels of performance at which specified payments will be made, and a maximum level of performance above which no additional payment will be made. The business criteria may be determined in accordance with generally accepted accounting principles (to the extent determined by the plan administrator to be desirable) and achievement of the criteria will require certification by the plan administrator. To the extent permitted by Section 162(m) of the Internal Revenue Code, the plan administrator will have the authority to make equitable adjustments to the business criteria in recognition of unusual or non-recurring events affecting us or any of our affiliates or our financial statements or the financial statements of any of our affiliates, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.
Equitable Adjustments. In the event of a merger, amalgamation, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase, reorganization, special or extraordinary dividend or other extraordinary distribution (whether in the form of common shares, cash or other property), combination, exchange of shares, or other change in corporate structure affecting the Common Shares, an equitable substitution or proportionate adjustment shall be made, at the sole discretion of the plan administrator, in (i) the aggregate number of common shares reserved for issuance under the Amended and Restated 2014 Plan, (ii) the maximum number of common shares or cash that may be subject to awards granted to any participant in any calendar year, (iii) the kind and number of securities subject to, and the exercise price or base price of, any outstanding options and SARs granted under the Amended and Restated 2014 Plan, and (iv) the kind, number and purchase price of common shares, or the amount of cash or amount or type of property, subject to outstanding restricted shares, RSUs, share bonuses and other share-based awards granted under the Amended and Restated 2014 Plan. Equitable substitutions or adjustments other than those listed above may also be made as determined by the plan administrator. In addition, the plan administrator may terminate all outstanding awards for the payment of cash or in-kind consideration having an aggregate fair market value equal to the excess of the fair market value of the common shares, cash or other property covered by such awards over the aggregate exercise price or base price, if any, of such awards, but if the exercise price or base price of any outstanding award is equal to or greater than the fair market value of the common shares, cash or other property covered by such award, the Board may cancel the award without the payment of any consideration to the participant.
Double-Trigger Treatment Upon a Change in Control. In the event that (i) a “change in control” (as defined below) occurs and (ii) a participant’s employment or service is terminated by us or any of our successors or affiliates without cause or by the participant for “good reason” (as defined in any individual employment or severance agreement with the participant) within 12 months following the change in control, then (a) any unvested or unexercisable portion of any award carrying a right to exercise will become fully vested and exercisable, and (b) the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to any award will lapse and such unvested awards will be deemed fully vested and any performance conditions imposed with respect to such awards will be deemed to be fully achieved.
Definition of Change in Control. For purposes of the Amended and Restated 2014 Plan, a “change in control” will mean, in summary: (i) a person or entity becomes the beneficial owner of 50% or more of the Company’s voting power; (ii) an unapproved change in the majority membership of the Board; (iii) a merger, amalgamation or consolidation of the Company or any of its subsidiaries, other than (A) a merger, amalgamation or consolidation that results in the Company’s voting securities continuing to represent more than 50% of the combined voting power of the surviving entity or its parent and the Company’s board of Directors immediately prior to the merger or consolidation continuing to represent a majority of the board of Directors of the surviving entity or its parent or (B) a merger, amalgamation or consolidation affected to implement a recapitalization in which no person is or becomes the owner of the Company’s voting securities representing 50% or more of the Company’s combined voting power; or (iv) shareholder approval of a plan of complete liquidation or dissolution of the Company or the consummation of an agreement for the sale or disposition of substantially all of the Company’s assets, other than a sale or disposition to an entity, at least 50% of the combined voting power of which is owned by the Company’s shareholders in substantially the same proportions as their ownership of the Company immediately prior to such sale or a sale or disposition to an entity controlled by the Company’s board of Directors. However, a change in control will not be deemed to have occurred as a result of any transaction or series of integrated transactions following which shareholder of the Company immediately prior thereto hold the same proportionate equity interest in the entity which owns all or substantially all of the assets of the Company immediately thereafter.
Tax Withholding. Each participant will be required to make arrangements satisfactory to the plan administrator regarding payment of an amount up to the maximum statutory rates in the participant’s applicable jurisdictions with respect to any award granted under the Amended and Restated 2014 Plan, as determined by the Company. The Company has the right, to the extent permitted by law, to deduct any such taxes from any payment of any kind otherwise due to the participant. With the approval of the plan administrator, the participant may satisfy the foregoing requirement by either electing to have us withhold from delivery of Common Shares, cash or other property, as applicable, or by delivering already owned unrestricted Common Shares, in each case, having a value not exceeding the applicable taxes to be withheld and applied to the tax obligations. We may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy our withholding obligation with respect to any award.
Amendment and Termination of the Amended and Restated 2014 Plan. The Amended and Restated 2014 Plan provides the Board with authority to amend, alter or terminate the Amended and Restated 2014 Plan, but no such action may impair the rights of any participant with respect to outstanding awards without the participant’s consent. The plan administrator may amend an award, prospectively or retroactively, but no such amendment may impair the rights of any participant without the participant’s consent. Shareholder approval of any such action will be obtained if required to comply with applicable law.
Amended and Restated 2014 Plan Term. The Amended and Restated 2014 Plan will terminate on March 14, 2024 (the tenth anniversary of the effective date), although awards granted before that time will remain outstanding in accordance with their terms.
New Plan Benefits
The dollar value and number of awards to be granted in the future to eligible participants in the Amended and Restated 2014 Plan are not currently determinable because the value and number of such awards are subject to the discretion of the plan administrator.
The table below sets forth the dollar value and number of restricted shares, RSUs and performance share units (PSUs) granted in fiscal year 2016 under the Original 2014 Plan to: each of our named executive officers individually; all of our current executive officers as a group (including our named executive officers); all of our current Directors who are not executive officers as a group (i.e., our non-employee Directors); and all employees who are not executive officers as a group. We did not grant any options in the 2016 fiscal year.

Name and Position	Award Types Granted in 2016	Number of Units (#)	Dollar Value ($) (1)
Ron Wainshal, Chief Executive Officer	Restricted shares:	79,059	$1,218,299
	RSUs	n/a	n/a
	PSUs	72,107	1,671,267

Michael Inglese, Chief Financial Officer	Restricted shares:	33,485	$516,004
	RSUs	n/a	n/a
	PSUs	37,316	874,074

Michael Kriedberg, Chief Commercial Officer	Restricted shares:	33,485	$516,004
	RSUs	n/a	n/a
	PSUs	33,585	786,678

Christopher Beers, General Counsel	Restricted shares:	23,733	$365,726
	RSUs	n/a	n/a
	PSUs	24,765	580,082

Aaron Dahlke, Chief Accounting Officer	Restricted shares:	5,495	$84,678
	RSUs	n/a	n/a
	PSUs	5,428	127,145

Executive Group (2)	Restricted shares:	180,266	$2,777,895
	RSUs	n/a	n/a
	PSUs	178,289	4,158,430

Non-Executive Director Group (3)	Restricted shares:	71,696	$552,800
	RSUs	n/a	n/a
	PSUs	n/a	n/a

Non-Executive Officer Employee Group (4)	Restricted shares:	65,539	$1,009,963
	RSUs	19,172	295,446
	PSUs	24,879	582,756

(1) Represents the grant date fair value of such awards computed in accordance with FASB ASC Topic 718.
(2) Includes each of our executive officers (six individuals), including our named executive officers.
(3) Includes each of our non-employee Directors (eight individuals).
(4) Includes all employees who are not executive officers as of the Record Date.
Registration with SEC
We intend to file with the SEC a registration statement on Form S-8 covering the common shares issuable under the Amended and Restated 2014 Plan.
Equity Compensation Plan Information
For the information required to be furnished with respect to the Original 2014 Plan in connection with this Proposal No. 3 pursuant to Item 201(d) of Regulation S-K promulgated under the Securities Act of 1933, as amended, see page 33 of this proxy statement.

US Federal Income Tax Consequences
The following is a summary of certain United States federal income tax consequences of awards under the Amended and Restated 2014 Plan. It does not purport to be a complete description of all applicable rules, and those rules (including those summarized here) are subject to change.
Options. An optionee generally will not recognize taxable income upon the grant of an option. Rather, at the time of exercise of the option, the optionee will recognize ordinary income for income tax purposes in an amount equal to the excess, if any, of the fair market value of the common shares purchased over the exercise price. We generally will be entitled to a tax deduction at such time and in the same amount, if any, that the optionee recognizes as ordinary income. The optionee’s tax basis in any common shares received upon exercise of an option will be the fair market value of the common shares on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the optionee) depending upon the length of time such shares were held by the optionee.
Share Appreciation Rights. A participant who is granted a SAR generally will not recognize ordinary income upon receipt of the SAR. Rather, at the time of exercise of such SAR, the participant will recognize ordinary income for income tax purposes in an amount equal to the value of any cash received and the fair market value on the date of exercise of any shares received. We generally will be entitled to a tax deduction at such time and in the same amount, if any, that the participant recognizes as ordinary income. The participant’s tax basis in any common shares received upon exercise of a SAR will be the fair market value of the common shares on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.
Restricted Shares. A participant generally will not be taxed upon the grant of restricted shares, but rather will recognize ordinary income in an amount equal to the fair market value of the shares at the time the shares are no longer subject to a “substantial risk of forfeiture” (within the meaning of the Internal Revenue Code). We generally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income on account of the lapse of the restrictions. A participant’s tax basis in the shares will equal their fair market value at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the restricted shares before the restrictions lapse will be taxable to the participant as additional compensation (and not as dividend income). Under Section 83(b) of the Internal Revenue Code, a participant may elect to recognize ordinary income at the time the restricted shares are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such restricted shares are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the shares equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time. We generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.
RSUs. In general, the grant of RSUs (including performance share units) will not result in income for the participant or in a tax deduction for us. Upon the settlement of such an award in cash or shares, the participant will recognize ordinary income equal to the aggregate value of the payment received, and we generally will be entitled to a tax deduction at the same time and in the same amount.
Other Awards. With respect to other awards granted under the Amended and Restated 2014 Plan, including share bonuses, other share-based award and cash awards, generally when the participant receives payment with respect to an award, the amount of cash and/or the fair market value of any common shares or other property received will be ordinary income to the participant, and we generally will be entitled to a tax deduction at the same time and in the same amount.
Section 162(m). Section 162(m) of the Internal Revenue Code denies a deduction for certain annual compensation in excess of $1,000,000 paid to individuals who are “covered employees” unless it qualifies as “performance-based compensation.” The plan administrator may make awards under the Amended and Restated 2014 Plan to eligible participants who are covered employees (or to individuals whom the plan administrator believes may become covered employees) that are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. To qualify, the exercisability and/or payment of such awards must generally be subject to the achievement of performance criteria based upon one or more performance goals set forth in the Amended and Restated 2014 Plan and to certification of such achievement in writing by the Compensation Committee. The performance criteria must be established in writing by that committee not later than the time period prescribed under Section 162(m) of the Internal Revenue Code.

The Board recommends that you vote FOR the approval of the Amended and Restated 2014 Plan, including the performance goals established under the plan for purposes of compliance with section 162(m) of the Internal Revenue Code.

Proposal No. 4
ADVISORY VOTE ON EXECUTIVE COMPENSATION
(Item 4 on Proxy Card)

The Dodd-Frank Act requires that we provide our shareholders with the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement on page 16 in accordance with the SEC’s rules.
In considering their vote, shareholders may wish to review with care the information on our compensation policies and decisions regarding the named executive officers presented in Compensation Discussion and Analysis on pages 16-34, as well as the discussion regarding the Compensation Committee on page 10.
Our primary compensation goals for our named executive officers are to attract, motivate and retain the most talented and dedicated executives and to closely align the interests of our named executive officers with the interests of our shareholders. Our compensation programs are designed to reward our named executive officers for the achievement of annual and long-term strategic and operational goals and the achievement of increased total shareholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.
The Compensation Committee has developed compensation programs that strongly tie executive pay to Company performance and our compensation program rewards employees for delivering in two areas:

•
Achievement of corporate financial metrics, focused on operational and financial performance, in the form of adjusted return on equity, cash flow per share, and sustainable growth through new investments.

•	Achievement of individualized performance goals set at the beginning of each year.
We believe that the Company’s executive compensation programs have been effective at promoting the achievement of positive results, appropriately aligning pay and performance, and enabling the Company to attract and retain very talented executives while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.
We are asking our shareholders to indicate their support for our named executive officers’ compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives you as a shareholder the opportunity to express your views on our fiscal year 2016 executive compensation policies and procedures for our named executive officers. This vote is not intended to address any specific item of compensation; rather, the vote relates to the overall compensation of our named executive officers and the policies and procedures described in this proxy statement in accordance with the compensation disclosure rules of the SEC. Accordingly, we ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:
RESOLVED, that the shareholders of Aircastle Limited approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement for the 2017 Annual General Meeting of Shareholders, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.
Although this is an advisory vote which will not be binding on the Compensation Committee or the Board, we will carefully review the results of the vote. The Compensation Committee will consider our shareholders’ concerns and take them into account when designing future executive compensation programs.
The Board recommends that you vote FOR the approval of the compensation of our named executive officers, as disclosed in this proxy statement.

Proposal No. 5
ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION
(Item 5 on Proxy Card)

The Dodd-Frank Act also provides that shareholders must be given the opportunity to vote, on an advisory, non-binding basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our named executive officers as disclosed in accordance with the compensation disclosure rules of the SEC, which we refer to as an advisory vote on executive compensation. By voting with respect to this Proposal No. 5, shareholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation once every one, two, or three years. Shareholders also may, if they wish, abstain from casting a vote on this proposal.
Our Board of Directors has determined that an advisory vote on executive compensation that occurs once every three years is the most appropriate frequency for the Company, and therefore our Board recommends that you vote for a three-year interval for the advisory vote on executive compensation. In determining to recommend that shareholders vote for a frequency of once every three years, the Board considered how an advisory vote at this frequency will provide our shareholders with sufficient time to evaluate the effectiveness of our overall compensation philosophy, policies and practices in the context of our long-term business results for the corresponding period, while avoiding over-emphasis on short term variations in compensation and business results. An advisory vote occurring once every three years will also permit our shareholders to observe and evaluate the impact of any changes to our executive compensation policies and practices which have occurred since the last advisory vote on executive compensation, including changes made in response to the outcome of a prior advisory vote on executive compensation. We will continue to engage with our shareholders regarding our executive compensation program during the period between advisory votes on executive compensation, and shareholders who have concerns about our executive compensation program are welcome to bring their specific concerns to the attention of the Board.
The Company recognizes that the shareholders may have different views as to the best approach for the Company, and therefore we look forward to hearing from our shareholders as to their preferences on the frequency of an advisory vote on executive compensation.
This vote, which must occur at least once every six years, is advisory and not binding on the Company or our Board of Directors in any way. The Board of Directors and the Compensation Committee will take into account the outcome of the vote, however, when considering the frequency of future advisory votes on executive compensation, . The Board may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by our shareholders.
Shareholders may cast a vote on the preferred voting frequency by selecting the option of one year, two years, or three years (or abstain) when voting in response to the resolution set forth below.
“RESOLVED, that the shareholders determine, on an advisory basis, whether the preferred frequency of an advisory vote on the executive compensation of the Company’s named executive officers as set forth in the Company’s proxy statement should be every year, every two years, or every three years.”
The proxy card provides shareholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, shareholders will not be voting to approve or disapprove the recommendation of the Board of Directors.
The Board recommends that you vote “Three Years” as the frequency of future advisory shareholder votes to approve the compensation of our named executive officers.

OTHER MATTERS

As of the mailing date of this proxy statement, the Board knows of no other matters to be brought before the Annual Meeting. If matters other than the ones listed in this proxy statement arise at the Annual Meeting, the persons named in the proxy will vote the shares represented by the proxy according to their judgment.
No person is authorized to give any information or to make any representation not contained in this proxy statement, and, if given or made, such information or representation should not be relied upon as having been authorized. The delivery of this proxy statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the proxy statement.
CONFIDENTIALITY OF PROXIES

The Company’s policy is that proxies identifying individual shareholders are private except as necessary to determine compliance with law, as necessary to assert or defend legal claims, in a contested proxy solicitation, or in the event that a shareholder makes a written comment on a proxy card or an attachment to it.
SHAREHOLDER PROPOSALS
The Company welcomes comments or suggestions from its shareholders. Under SEC rules, if a shareholder wishes to submit a proposal to be considered for inclusion in our proxy statement for the 2018 Annual General Meeting of Shareholders, the Company must receive the proposal in writing on or before December 6, 2017 unless the date of the 2018 Annual General Meeting of Shareholders is changed by more than 30 days from the date of the last annual general meeting, in which case the proposal must be received no later than a reasonable time before the Company begins to print and send its proxy materials. All proposals must comply with SEC Rule 14a-8 and should be sent to the Secretary of Aircastle Limited, c/o Aircastle Advisor LLC, 300 First Stamford Place, 5th Floor, Stamford, CT 06902.
If a shareholder wishes to submit a proposal for business to be brought before the 2018 Annual General Meeting of Shareholders outside of SEC Rule 14a-8, including with respect to shareholder nominations of Directors, notice of such matter must be received by the Company, in accordance with the provisions of the Company’s Bye-laws, no earlier than January 19, 2018 and no later than February 18, 2018. Notice of any such proposal also must include the information specified in our Bye-laws and should be sent to the Secretary of Aircastle Limited, c/o Aircastle Advisor LLC, 300 First Stamford Place, 5th Floor, Stamford, CT 06902. In order for a proposal to be considered “timely” for purposes of Rule 14a-4(c), such proposal must be received no later than February 18, 2018. In addition to our Bye-laws, please see page 11 of this proxy statement for a description of the procedures to be followed by a shareholder who wishes to recommend a Director candidate to the Nominating and Corporate Governance Committee for its consideration.
Additionally, under Bermuda law, shareholders holding not less than five percent of the total voting rights or 100 or more shareholders together may require us to give notice to our shareholders of a proposal to be submitted at an annual general meeting. Generally, notice of such a proposal must be received by us at our registered office in Bermuda (located at Clarendon House, 2 Church Street, Hamilton, HM 11, Bermuda) not less than six weeks before the date of the meeting and must otherwise comply with the requirements of Bermuda law.
ADDITIONAL INFORMATION
We file annual, quarterly and special reports, proxy statements and other information with the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may read and copy any reports, statements or other information we file at the SEC’s public reference room in Washington, D.C. Please call the SEC at (800) SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and on the web site maintained by the SEC at www.sec.gov. A copy of our Annual Report on Form 10-K will also be furnished without charge upon written request to Aircastle Limited, c/o Aircastle Advisor LLC, 300 First Stamford Place, 5th Floor, Stamford, CT 06902, Attention: General Counsel, and can also be accessed through our website at www.aircastle.com.
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy materials with respect to two or more shareholders sharing the same address by delivering a single set of proxy materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single set of proxy materials to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.
Once you have received notice from your broker or the Company that it or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive separate proxy materials, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to Aircastle Limited, c/o Aircastle Advisor LLC, 300 First Stamford Place, 5th Floor, Stamford, CT 06902, Attention: General Counsel, or by oral request at (203) 504-1020. Upon receipt of such request, the Company will deliver a separate copy of the proxy material to the shareholder’s address.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 19, 2017
The proxy statement and annual report are available at www.aircastle.com/investors.
GENERAL
The Company will pay the costs of preparing, assembling and mailing this proxy statement and the costs relating to the Annual Meeting. In addition to the solicitation of proxies by mail, the Company intends to ask brokers and bank nominees to solicit proxies from their principals and will pay the brokers and bank nominees their expenses for such solicitation.
If you received a paper copy of this proxy statement, please complete, sign, and date the enclosed proxy card and mail it promptly in the enclosed postage-paid envelope. The enclosed proxy card can be revoked at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.
By Order of the Board of Directors,

Christopher L. Beers
General Counsel

APPENDIX A
RECONCILIATION OF NON-GAAP MEASURES TO U.S. GAAP RESULTS

Adjusted Return on Equity

(Dollars in thousands)	Year Ended December 31, 2016
Net income	$151,453
Gain on mark-to-market of interest rate derivative contracts	(3,522)
Loan termination payment	4,960
Write-off of deferred financing fees	2,880
Stock compensation expense	7,901
Securitization No. 1 hedge loss amortization charges	4,855
Adjusted net income	$168,527

2016 Average stockholders’ equity(1)	1,790,083
Adjusted return on equity	9.41%
_______________

(1)	Calculation excludes the fair market value of our derivatives.

Cash Flow per Share

(Dollars and weighted average shares in thousands)	Year Ended December 31, 2016
Net cash provided by operating activities	$468,092
Add back: Changes on certain assets and liabilities:
Accounts receivable	(832)
Other assets	1,089
Accounts payable, accrued expenses and other liabilities	4,014
Lease rentals received in advance	(3,645)
Cash flow from operations before working capital	468,718
Collections on finance leases	19,413
Cash flow	$488,131

Cash flow per share	$6.19
Weighted average shares	78,815

Net Cash Interest Margin

(Dollars in thousands)
Quarter	Lease Rental Revenue	Cash Interest Expense	Net Cash Interest Margin	Average NBV of Flight Equipment	Annualized Lease Rental Yield(1)	Annualized Cash Interest / Average NBV of Flight Equipment	Annualized Net Cash Interest Margin(2)(3)

Q4 2016	$196,714	$58,631	$138,083	$6,346,361	12.4%	3.7%	8.7%
_______________

(1)
Lease rental yield is defined as operating and finance and sales-type lease rental revenue plus finance and sales-type lease collections divided by average monthly net book value (including finance and sales-type leases) for the period calculated on a quarterly basis, annualized.

(2)
Net cash interest margin is defined as lease rentals from operating leases, interest income and cash collections from finance and sales-type leases minus interest on borrowings, net settlements on interest rate derivatives and other liabilities adjusted for loan termination payments divided by the average net book of flight equipment (which includes net investment on finance and sales-type leases) for the period calculated on a quarterly and annualized basis.

(3)	Excludes loan termination payment of $3.5 million in the fourth quarter of 2016.

APPENDIX B
AIRCASTLE LIMITED
AMENDED AND RESTATED 2014 OMNIBUS INCENTIVE PLAN

Section 1.	Purpose of Plan.
The name of the Plan is the Aircastle Limited Amended and Restated 2014 Omnibus Incentive Plan (the “Plan”). The purposes of the Plan are to provide an additional incentive to selected officers, employees, non-employee Directors, independent contractors, and consultants of the Company or its Affiliates (as hereinafter defined) whose contributions are essential to the growth and success of the business of the Company and its Affiliates, in order to strengthen the commitment of such persons to the Company and its Affiliates, motivate such persons to faithfully and diligently perform their responsibilities, and attract and retain competent and dedicated persons whose efforts will result in the long-term growth and profitability of the Company and its Affiliates. To accomplish such purposes, the Plan provides that the Company may grant Options, Share Appreciation Rights, Restricted Shares, Restricted Share Units, Share Bonuses, Other Share-Based Awards, Cash Awards or any combination of the foregoing.

Section 2.	Definitions.
For purposes of the Plan, the following terms shall be defined as set forth below:
“Administrator” means the Board, or, if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 3 hereof.
“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.
“Award” means any Option, Share Appreciation Right, Restricted Share, Restricted Share Unit, Share Bonus, Other Share-Based Award or Cash Award granted under the Plan.
“Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award.
“Base Price” has the meaning set forth in Section 8(b) hereof.
“Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.
“Board” means the Board of Directors of the Company.
“Cash Award” means an Award granted pursuant to Section 12 hereof.
“Cause” has the meaning assigned to such term in the Award Agreement or in any individual employment or severance agreement with the Participant or, if any such agreement does not define “Cause,” Cause means (i) the commission of fraud or dishonesty by the Participant in the course of the Participant’s employment; (ii) the indictment of, or conviction of or entering of a plea of nolo contendere by, the Participant for a crime constituting a felony or in respect of any fraud or dishonesty; (iii) the commission of an act by the Participant which would make the Participant or the Company (including any of its Subsidiaries or Affiliates) subject to being enjoined, suspended, barred or otherwise disciplined for violation of federal or state securities laws, rules or regulations, including a statutory disqualification or any other misconduct by the Participant which is materially injurious to the Company (including any of its Subsidiaries or Affiliates); (iv) gross negligence or willful misconduct in connection with the Participant’s performance of his or her duties in connection with the Participant’s employment by the Company (including any of its Subsidiaries or Affiliates) or the Participant’s failure to comply with any of the restrictive covenants to which the Participant is subject; (v) the Participant’s willful failure to comply with any policies or procedures of the Company as in effect from time to time, provided that the Participant shall have been delivered a copy of such policies or procedures or such policies or procedures shall have been posted on a Company intranet or website; or (vi) the Participant’s failure to perform the material duties in connection with the Participant’s position, unless the Participant remedies the failure referenced in this clause (vi) no later than ten (10) days following delivery to the Participant of a written notice from the Company (including any of its Subsidiaries or Affiliates) describing such failure in reasonable detail (provided that the Participant shall not be given more than one opportunity in the aggregate to remedy failures described in this clause (vi)).

“Change in Capitalization” means any (1) merger, amalgamation, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (2) special or extraordinary dividend or other extraordinary distribution (whether in the form of cash, Common Shares, or other property), share split, reverse share split, subdivision or consolidation, (3) combination or exchange of shares, or (4) other change in corporate structure, which, in any such case, the Committee determines, in its sole discretion, affects the Common Shares such that an adjustment pursuant to Section 5 hereof is appropriate.
“Change in Control” means an event set forth in any one of the following paragraphs shall have occurred:
(1)any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or any Affiliate thereof) representing 50% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (I) of paragraph (3) below; or
(2)the following individuals cease for any reason to constitute a majority of the number of Directors then serving on the Board: individuals who, on the date hereof, constitute the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of Directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended (“Incumbent Directors”); or
(3)there is consummated a merger or amalgamation or consolidation of the Company or any direct or indirect Subsidiary with any other corporation or other entity, other than (I) a merger or amalgamation or consolidation which results in (A) the voting securities of the Company outstanding immediately prior to such merger or amalgamation or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, more than 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or amalgamation or consolidation and (B) the Incumbent Directors continuing immediately thereafter to represent at least a majority of the board of Directors of the Company, the entity surviving such merger or amalgamation or consolidation or, if the Company or the entity surviving such merger or amalgamation or consolidation is then a Subsidiary, the ultimate parent thereof, or (II) a merger or amalgamation or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 50% or more of the combined voting power of the Company’s then outstanding securities; or
(4)the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than (A) a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by shareholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (B) a sale or disposition of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of Directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.
Notwithstanding the foregoing, (i) a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of Common Shares immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions and (ii) for each Award that constitutes deferred compensation under Section 409A of the Code, and to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a Change in Control shall be deemed to have occurred under the Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

“Committee” means any committee or subcommittee the Board may appoint to administer the Plan. Subject to the discretion of the Board, the Committee shall be composed entirely of individuals who meet the qualifications of (i) an “outside Director” within the meaning of Section 162(m) of the Code (but only to the extent necessary and desirable to maintain qualification of Awards as “performance-based compensation” under Section 162(m) of the Code), (ii) a “non-employee Director” within the meaning of Rule 16b-3 and (iii) any other qualifications required by the applicable stock exchange on which the Common Shares are traded. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Except as otherwise provided in the Company’s memorandum of association or bye-laws, as amended from time to time, any action of the Committee with respect to the administration of the Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or unanimous written consent of the Committee’s members.
“Common Shares” means the common shares, par value U.S. $0.01 per share, of the Company.
“Company” means Aircastle Limited, a Bermuda exempted company (or any successor company, except as the term “Company” is used in the definition of “Change in Control” above).
“Covered Employee” has the meaning ascribed to the term “covered employee” set forth in Section 162(m) of the Code.
“Disability” has the meaning assigned to such term in the Award Agreement or in any individual employment or severance agreement with the Participant or, if any such agreement does not define “Disability,” Disability means, with respect to any Participant, that such Participant, as determined by the Administrator in its sole discretion (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company or an Affiliate thereof.
“Effective Date” has the meaning set forth in Section 20 hereof.
“Eligible Recipient” means an officer, employee, non-employee Director, independent contractor or consultant of the Company or any Affiliate of the Company who has been selected as an eligible participant by the Administrator; provided, however, to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, an Eligible Recipient of an Option or a Share Appreciation Right means an employee, non-employee Director, independent contractor or consultant of the Company or any Affiliate of the Company with respect to whom the Company is an “eligible issuer of service recipient stock” within the meaning of Section 409A of the Code.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
“Exercise Price” means, with respect to any Option, the per share price at which a holder of such Option may purchase Common Shares issuable upon the exercise of such Option.
“Fair Market Value” of a Common Share or another security as of a particular date shall mean the fair market value as determined by the Administrator in its sole discretion; provided, however, (i) if the Common Share or other security is admitted to trading on a national securities exchange, the fair market value on any date shall be the closing sale price reported on the last preceding date on which there was a sale of such share on such exchange, or (ii) if the Common Share or other security is then traded in an over-the-counter market, the fair market value on any date shall be the average of the closing bid and asked prices for such share in such over-the-counter market for the last preceding date on which there was a sale of such share in such market.
“Free Standing Right” has the meaning set forth in Section 8(a) hereof.
“Good Reason” has the meaning set forth in any individual employment or severance agreement with the Participant, provided that if any such agreement does not define “Good Reason,” Good Reason and any provision of this Plan that refers to Good Reason shall not be applicable to such Participant.
“Option” means an option to purchase Common Shares granted pursuant to Section 7 hereof.
“Other Share-Based Award” means an Award granted pursuant to Section 10 hereof.

“Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority provided for in Section 3 hereof, to receive grants of Awards, and, upon his or her death, his or her successors, heirs, executors and administrators, as the case may be.
“Performance Goals” means performance goals based on one or more of the following criteria: (i) earnings, including one or more of operating income, net operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, adjusted EBITDA, economic earnings, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per share (basic or diluted); (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) returns on sales or revenues; (viii) operating expenses; (ix) share price appreciation; (x) cash flow, cash flow per share, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xi) implementation or completion of critical projects or processes; (xii) economic value created; (xiii) cumulative earnings per share growth; (xiv) operating margin or profit margin; (xv) share price or total shareholder return; (xvi) cost targets, reductions and savings, productivity and efficiencies; (xvii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, and information technology goals, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xviii) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; and (xix) any combination of, or a specified increase in, any of the foregoing. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company or any Affiliate thereof, or a division or strategic business unit of the Company or any Affiliate thereof, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Administrator. The Performance Goals may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur). Each of the foregoing Performance Goals may be determined in accordance with generally accepted accounting principles (to the extent determined by the Administrator to be desirable) and shall be subject to certification by the Administrator; provided, that, to the extent permitted by Section 162(m) of the Code to the extent applicable, the Administrator shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Affiliate thereof or the financial statements of the Company or any Affiliate thereof, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles. Notwithstanding the foregoing, the Committee shall take any actions pursuant to this paragraph to the extent necessary and desirable to maintain qualification of Awards as performance-based compensation under Section 162(m) of the Code.
“Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.
“Plan” has the meaning set forth in Section 1 hereof.
“Related Right” has the meaning set forth in Section 8(a) hereof.
“Restricted Shares” means Shares granted pursuant to Section 9 hereof subject to certain restrictions that lapse at the end of a specified period or periods.
“Restricted Share Unit” means the right, granted pursuant to Section 9 hereof, to receive the Fair Market Value of a Common Share or, in the case of an Award denominated in cash, to receive the amount of cash per unit that is determined by the Administrator in connection with the Award.
“Rule 16b-3” has the meaning set forth in Section 3(a) hereof.
“Shares” means Common Shares reserved for issuance under the Plan, as adjusted pursuant to the Plan, and any successor (pursuant to a merger, amalgamation, consolidation or other reorganization) security.
“Share Appreciation Right” means the right to receive, upon exercise of the right, the applicable amounts as described in Section 8 hereof.

“Share Bonus” means a bonus payable in fully vested Common Shares (subject to Section 4(d) hereof) granted pursuant to Section 11 hereof.
“Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than 50% of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person.
“Transfer” has the meaning set forth in Section 18 hereof.

Section 3.	Administration.
(a)The Plan shall be administered by the Administrator and shall be administered in accordance with the requirements of Section 162 (m) of the Code (but only to the extent necessary and desirable to maintain qualification of Awards as performance-based compensation under Section 162(m) of the Code) and, to the extent applicable, Rule 16b-3 under the Exchange Act (“Rule 16b-3”).
(b)Pursuant to the terms of the Plan, the Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation:
(1)to select those Eligible Recipients who shall be Participants;
(2)to determine whether and to what extent Options, Share Appreciation Rights, Restricted Shares, Restricted Share Units, Share Bonuses, Other Share-Based Awards, Cash Awards or a combination of any of the foregoing, are to be granted hereunder to Participants;
(3)to determine the number of Shares to be covered by each Award granted hereunder;
(4)to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder (including, but not limited to, (i) the restrictions applicable to Restricted Shares or Restricted Share Units and the conditions under which restrictions applicable to such Restricted Shares or Restricted Share Units shall lapse, (ii) the performance goals and periods applicable to Awards, (iii) the Exercise Price of each Option and the Base Price of each Share Appreciation Right, (iv) the vesting schedule applicable to each Award, subject to Section 4(d) hereof, (v) the number of Shares or amount of cash or other property subject to each Award and (vi) subject to the requirements of Section 409A of the Code (to the extent applicable), any amendments to the terms and conditions of outstanding Awards, including, but not limited to, extending the exercise period of such Awards and accelerating the vesting schedule of such Awards);
(5)to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Awards;
(6)to determine the Fair Market Value in accordance with the terms of the Plan;
(7)to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of the Participant’s employment for purposes of Awards granted under the Plan;
(8)to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;
(9)to prescribe, amend and rescind rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or qualifying for favorable tax treatment under applicable foreign laws, which rules and regulations may be set forth in an appendix or appendices to the Plan; and
(10)to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan.
(c)Subject to Section 5 hereof, neither the Board nor the Committee shall have the authority to reprice or cancel and regrant any Award at a lower exercise, base or purchase price or cancel any Award with an exercise, base or purchase price in exchange for cash, property or other Awards without first obtaining the approval of the Company’s shareholders.
(d)All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants. No member of the Board or the Committee, nor any officer or employee of the Company or any Subsidiary thereof acting on behalf of the Board or the Committee, shall be personally liable for any action, omission, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company and of any Subsidiary thereof acting on their behalf shall, to the maximum extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.
Section 4.Shares Reserved for Issuance; Certain Limitations; Minimum Vesting Conditions.
(a)The maximum number of Common Shares reserved for issuance under the Plan (subject to adjustment as provided by Section 5 hereof) shall be equal to the sum of (i) 4,250,000 Common Shares and (ii) the number of Common Shares reserved for issuance under the Aircastle Limited 2014 Omnibus Incentive Plan (pursuant to Sections 4(a) and 4(c) thereof) as of the date the shareholders of the Company approve the Plan.
(b)Notwithstanding anything in this Plan to the contrary, and subject to adjustment as provided by Section 5 hereof, from and after such time, if any, as the Plan is subject to Section 162(m) of the Code:
(1)No individual (including an individual who is likely to be a Covered Employee) will be granted Options or Share Appreciation Rights for more than the number of Common Shares reserved under Section 4(a) hereof during any calendar year.
(2)No individual who is likely to be a Covered Employee with respect to a calendar year will be granted (A) Restricted Shares, Restricted Share Units, a Share Bonus or Other Share-Based Awards for more than the number of Common Shares reserved under Section 4(a) hereof during any calendar year or (B) a Cash Award in cash in excess of $10,000,000 during any calendar year.
(c)Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any Shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Participant, the Shares with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan. Notwithstanding the foregoing, Shares that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with the exercise of any Option or Share Appreciation Right under the Plan or the payment of any purchase price with respect to any other Award under the Plan, as well as any Shares exchanged by a Participant or withheld by the Company or any Subsidiary to satisfy the tax withholding obligations related to any Award under the Plan, shall not be available for subsequent Awards under the Plan, and notwithstanding that a Share Appreciation Right is settled by the delivery of a net number of Common Shares, the full number of Common Shares underlying such Share Appreciation Right shall not be available for subsequent Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be cancelled to the extent of the number of Shares as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan. Common Shares, if any, that are repurchased by the Company using the proceeds received by the Company from the exercise of any Option or Share Appreciation Right or from the payment of any purchase price with respect to any other Award shall not be added to the aggregate number of Common Shares available for Awards under the Plan. Common Shares underlying Awards that can only be settled in cash shall not be counted against the aggregate number of Common Shares available for Awards under the Plan.
(d)Any Options, Share Appreciation Rights, Restricted Shares, Restricted Share Units, Share Bonuses or Other Share-Based Awards granted under the Plan (other than such Awards representing a maximum of five percent (5%) of the Common Shares reserved for issuance under the Plan pursuant to Section 4(a) hereof) shall be granted subject to a minimum vesting period of at least twelve (12) months.
(e)No Participant who is a non-employee director of the Company shall be granted Awards during any calendar year that, when aggregated with such non-employee director’s cash fees with respect to such calendar year, exceed $750,000 in total value (with Cash Awards or other cash fees measured for this purpose at their value upon payment and any other Awards measured for this purpose at their grant date fair value as determined for the Company’s financial reporting purposes).
Section 5.Equitable Adjustments.
(a)In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made, in each case, as may be determined by the Administrator, in its sole discretion, in (i) the aggregate number of Common Shares reserved for issuance under the Plan and the maximum number of Common Shares or cash that may be subject to Awards granted to any Participant in any calendar year, (ii) the kind and number of securities subject to, and the Exercise Price or Base Price of, any outstanding Options and Share Appreciation Rights granted under the Plan, and (iii) the kind, number and purchase price of Common Shares, or the amount of cash or amount or type of other property, subject to outstanding Restricted Shares, Restricted Share Units,

Share Bonuses and Other Share-Based Awards granted under the Plan; provided, however, that any fractional shares resulting from the adjustment shall be eliminated. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion.
(b)Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Award in exchange for payment in cash or other property having an aggregate Fair Market Value equal to the Fair Market Value of the Common Shares, cash or other property covered by such Award, reduced by the aggregate Exercise Price or Base Price thereof, if any; provided, however, that if the Exercise Price or Base Price of any outstanding Award is equal to or greater than the Fair Market Value of the Common Shares, cash or other property covered by such Award, the Administrator may cancel such Award without the payment of any consideration to the Participant. Notwithstanding the foregoing, with respect to any Award that constitutes deferred compensation under Section 409A of the Code, in the event of a Change in Capitalization that does not constitute a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company under Section 409A(a)(2)(A)(v) of the Code, such Award may be cancelled in the manner specified in the preceding sentence but shall be paid out (as applicable) in accordance with its original terms or at such earlier time as permitted by Section 409A of the Code.
(c)The determinations made by the Administrator or the Board, as applicable, pursuant to this Section 5 shall be final, binding and conclusive.
Section 6.Eligibility.
The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from those individuals that qualify as Eligible Recipients.

Section 7.	Options.
(a)General. Each Participant who is granted an Option shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, which Award Agreement shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option. The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement. Each Option granted hereunder is intended to be a non-qualified Option and is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.
(b)Exercise Price. The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant, but in no event shall the exercise price of an Option be less than one hundred percent (100%) of the Fair Market Value of the related Common Shares on the date of grant.
(c)Option Term. The maximum term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten (10) years after the date such Option is granted. Each Option’s term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement. Notwithstanding the foregoing, the Administrator shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as the Administrator, in its sole discretion, deems appropriate.
(d)Exercisability. Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of pre-established performance goals, as shall be determined by the Administrator in the applicable Award Agreement. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion. Notwithstanding anything to the contrary contained herein, an Option may not be exercised for a fraction of a share.
(e)Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of whole Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by applicable law or (iv) any combination of the foregoing.

(f)Rights as Shareholder. A Participant shall have no rights to dividends or distributions or any other rights of a shareholder with respect to the Shares subject to an Option until the Participant has given written notice of the exercise thereof, has paid in full for such Shares and has satisfied the requirements of Section 17 hereof.
(g)Termination of Employment or Service. In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Options, such Options shall be exercisable at such time or times and subject to such terms and conditions as set forth in the Award Agreement.
(h)Other Change in Employment Status. An Option shall be affected, both with regard to vesting schedule and termination, by leaves of absence, changes from full-time to part-time employment, partial disability or other changes in the employment status of an Participant, in the discretion of the Administrator.
Section 8.Share Appreciation Rights.
(a)General. Share Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Option granted under the Plan (“Related Rights”). Related Rights may be granted either at or after the time of the grant of such Option. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Share Appreciation Rights shall be made, the number of Shares to be awarded, the Base Price, and all other conditions of Share Appreciation Rights. Notwithstanding the foregoing, no Related Right may be granted for more Shares than are subject to the Option to which it relates. The provisions of Share Appreciation Rights need not be the same with respect to each Participant. Share Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.
(b)Base Price. Each Share Appreciation Right shall be granted with a base price that is not less than one hundred percent (100%) of the Fair Market Value of the related Common Shares on the date of grant (such amount, the “Base Price”).
(c)Awards; Rights as Shareholder. A Participant shall have no rights to dividends or any other rights of a shareholder with respect to the Common Shares, if any, subject to a Share Appreciation Right until the Participant has given written notice of the exercise thereof and has satisfied the requirements of Section 17 hereof.
(d)Exercisability.
(1)Share Appreciation Rights that are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.
(2)Share Appreciation Rights that are Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7 hereof and this Section 8 of the Plan.
(e)Consideration Upon Exercise.
(1)Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to (i) the excess of the Fair Market Value as of the date of exercise over the Base Price per share specified in the Free Standing Right, multiplied by (ii) the number of Shares in respect of which the Free Standing Right is being exercised.
(2)A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to (i) the excess of the Fair Market Value as of the date of exercise over the Exercise Price specified in the related Option, multiplied by (ii) the number of Shares in respect of which the Related Right is being exercised. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.
(3)Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Share Appreciation Right in cash (or in any combination of Shares and cash).
(f)Termination of Employment or Service.

(1)In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Free Standing Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the Award Agreement.
(2)In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Related Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the related Options.
(g)Term.
(1)The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted.
(2)The term of each Related Right shall be the term of the Option to which it relates, but no Related Right shall be exercisable more than ten (10) years after the date such right is granted.
Section 9.Restricted Shares and Restricted Share Units.
(a)General. Restricted Shares and Restricted Share Units may be issued either alone or in addition to other awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, Restricted Shares or Restricted Share Units shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Shares or Restricted Share Units; the period of time prior to which Restricted Shares or Restricted Share Units become vested and free of restrictions on Transfer (the “Restricted Period”); the performance objectives (if any); and all other conditions of the Restricted Shares and Restricted Share Units. If the restrictions, performance objectives and/or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Shares or Restricted Share Units, in accordance with the terms of the grant. The provisions of Restricted Shares or Restricted Share Units need not be the same with respect to each Participant.
(b)Awards and Certificates.
(1)Except as otherwise provided below in Section 9(c), (i) each Participant who is granted an award of Restricted Shares may, in the Company’s sole discretion, be issued a share certificate in respect of such Restricted Shares; and (ii) any such certificate so issued shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award. The Company may require that the share certificates, if any, evidencing Restricted Shares be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Shares, the Participant shall have delivered a share transfer form, endorsed in blank, relating to the Shares covered by such award. Certificates for unrestricted Common Shares may, in the Company’s sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in respect of such Restricted Shares.
(2)With respect to Restricted Share Units, at the expiration of the Restricted Period, share certificates in respect of the Common Shares underlying such Restricted Share Units may, in the Company’s sole discretion, be delivered to the Participant, or his legal representative, in a number equal to the number of Common Shares underlying the Restricted Share Units.
(3)Notwithstanding anything in the Plan to the contrary, any Restricted Shares or Restricted Share Units (at the expiration of the Restricted Period) may, in the Company’s sole discretion, be issued in uncertificated form.
(4)Further, notwithstanding anything in the Plan to the contrary, with respect to Restricted Share Units, at the expiration of the Restricted Period, Shares shall promptly be issued to the Participant, unless otherwise deferred in accordance with procedures established by the Company in accordance with Section 409A of the Code, and such issuance shall in any event be made no later than March 15 of the calendar year following the year of vesting or within other such period as is required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code.
(c)Restrictions and Conditions. The Restricted Shares and Restricted Share Units granted pursuant to this Section 9 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or, subject to Section 409A of the Code where applicable, thereafter:
(1)The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance related goals, the Participant’s termination of employment or service as an officer, Director, independent contractor or consultant to the Company or any Affiliate thereof, or the Participant’s death or Disability; provided, however, that this sentence shall not apply to any Award which is intended to qualify as performance-based compensation under Section 162(m) of the Code. Notwithstanding the foregoing, upon a Change in Control, the outstanding Awards shall be subject to Section 14 hereof.
(2)Except as provided in the applicable Award Agreement, the Participant shall generally have the rights of a shareholder of the Company with respect to Restricted Shares during the Restricted Period, including the right to vote such shares and to receive any dividends declared with respect to such shares. The Participant shall generally not have the rights of a shareholder with respect to Common Shares subject to Restricted Share Units during the Restricted Period; provided, however, that, subject to Section 409A of the Code, an amount equal to dividends declared during the Restricted Period with respect to the number of Common Shares covered by Restricted Share Units may, to the extent set forth in an Award Agreement, be provided to the Participant.
(d)Termination of Employment or Service. The rights of Participants granted Restricted Shares or Restricted Share Units upon termination of employment or service with the Company and all Affiliates thereof for any reason during the Restricted Period shall be set forth in the Award Agreement.
Section 10.Other Share-Based Awards.
Other forms of Awards valued in whole or in part by reference to, or otherwise based on, Common Shares, including but not limited to dividend equivalents, may be granted either alone or in addition to other Awards (other than in connection with Options or Share Appreciation Rights) under the Plan. Any dividend or dividend equivalent awarded hereunder shall be subject to the same restrictions, conditions and risks of forfeiture as the underlying Award. Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the individuals to whom and the time or times at which such Other Share-Based Awards shall be granted, the number of Common Shares to be granted pursuant to such Other Share-Based Awards, or the manner in which such Other Share-Based Awards shall be settled (e.g., in Common Shares, cash or other property), or the conditions to the vesting and/or payment or settlement of such Other Share-Based Awards (which may include, but not be limited to, achievement of performance criteria) and all other terms and conditions of such Other Share-Based Awards.

Section 11.	Share Bonuses.
In the event that the Administrator grants a Share Bonus, the Shares constituting such Share Bonus shall, as determined by the Administrator, be evidenced in uncertificated form or by a book entry record or a certificate issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Share Bonus is payable.

Section 12.	Cash Awards.
The Administrator may grant awards that are payable solely in cash, as deemed by the Administrator to be consistent with the purposes of the Plan, and such Cash Awards shall be subject to the terms, conditions, restrictions and limitations determined by the Administrator, in its sole discretion, from time to time. Cash Awards may be granted with value and payment contingent upon the achievement of performance criteria.

Section 13.	Special Provisions Regarding Certain Awards.
The Administrator may make Awards hereunder to Covered Employees (or to individuals whom the Administrator believes may become Covered Employees) that are intended to qualify as performance-based compensation under Section 162(m) of the Code. The exercisability and/or payment of such Awards may, to the extent required to qualify as performance-based compensation under Section 162(m) of the Code, be subject to the achievement of performance criteria based upon one or more Performance Goals and to certification of such achievement in writing by the Committee. The Committee may in its discretion reduce the amount of such Awards that would otherwise become exercisable and/or payable upon achievement of such Performance Goals and the certification in writing of such achievement, but may not increase such amounts. Any such Performance Goals shall be established in writing by the Committee not later than the time period prescribed under Section 162(m) of the Code and the regulations thereunder. Notwithstanding anything set forth in the Plan to contrary, all provisions of such Awards which are intended to qualify as performance-based compensation under Section 162(m) of the Code shall be construed in a manner to so comply.

Section 14.	Change in Control Provisions.
In the event that (a) a Change in Control occurs, and (b) the Participant’s employment or service is terminated by the Company, its successor or an Affiliate thereof without Cause or by the Participant for Good Reason (if applicable) on or after the effective date of the Change in Control but prior to twelve (12) months following the Change in Control, then:
(a)any unvested or unexercisable portion of any Award carrying a right to exercise shall become fully vested and exercisable; and
(b)the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to an Award granted under the Plan shall lapse and such Awards shall be deemed fully vested and any performance conditions imposed with respect to such Awards shall be deemed to be fully achieved.
Section 15.Amendment and Termination.
The Board may amend, alter or terminate the Plan, but no amendment, alteration, or termination shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant’s consent. Unless the Board determines otherwise, the Board shall obtain approval of the Company’s shareholders for any amendment to the Plan that would require such approval in order to satisfy the requirements of Section 162(m) of the Code (but only to the extent necessary and desirable to maintain qualification of Awards as performance-based compensation under Section 162(m) of the Code), any rules of the stock exchange on which the Common Shares are traded or other applicable law. The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 5 hereof and the immediately preceding sentence, no such amendment shall impair the rights of any Participant without his or her consent.

Section 16.	Unfunded Status of Plan.
The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 17.	Withholding Taxes.
Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for purposes of applicable taxes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, an amount up to the maximum statutory tax rates in the Participant’s applicable jurisdiction(s) with respect to the Award, as determined by the Company. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any applicable withholding tax requirements related thereto as determined by the Company. Whenever Shares or property other than cash are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any related taxes to be withheld and applied to the tax obligations as determined by the Company; provided, that, with the approval of the Administrator, a Participant may satisfy the foregoing requirement by either (i) electing to have the Company withhold from delivery of Shares or other property, as applicable, or (ii) by delivering already owned unrestricted Common Shares, in each case, having a value not exceeding the applicable taxes to be withheld and applied to the tax obligations as determined by the Company. Such already owned and unrestricted Common Shares shall be valued at their Fair Market Value on the date on which the amount of tax to be withheld is determined and any fractional share amounts resulting therefrom shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an award. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any Award as determined by the Company.

Section 18.	Transfer of Awards.
Until such time as the Awards are fully vested and/or exercisable in accordance with the Plan or an Award Agreement, no purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Award or any agreement or commitment to do any of the foregoing (each, a “Transfer”) by any holder thereof in violation of the provisions of the Plan or an Award Agreement will be valid, except with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator. Any purported Transfer of an Award or any economic benefit or interest therein in violation of the Plan or an Award Agreement shall be null and void ab initio, and shall not create any obligation or liability of the Company, and any Person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of the Plan or an Award Agreement shall not be entitled to be recognized as a holder of any Common Shares or other property underlying such Award. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, an Option may be exercised, during the lifetime of the Participant, only by the Participant or, during any period during which the Participant is under a legal disability, by the Participant’s guardian or legal representative.

Section 19.	Continued Employment or Service.
The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or any Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or any Affiliate thereof to terminate the employment or service of any of its Eligible Recipients at any time.

Section 20.	Effective Date.
The Plan became effective on March 14, 2014 (the “Effective Date”) and was amended and restated by the Board on March 21, 2017, subject to requisite approval of the shareholders of the Company.

Section 21.	Term of Plan.
No award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but awards theretofore granted may extend beyond that date.

Section 22.	Securities Matters and Regulations.
(a)Notwithstanding anything herein to the contrary, the obligation of the Company to sell or deliver Common Shares with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws and Bermuda law, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Administrator. The Administrator may require, as a condition of the issuance and delivery of certificates evidencing Common Shares pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates bear such legends, as the Administrator, in its sole discretion, deems necessary or advisable.
(b)Each Award is subject to the requirement that, if at any time the Administrator determines that the listing, registration or qualification of Common Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law or Bermuda law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Common Shares, no such Award shall be granted or payment made or Common Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Administrator.
(c)In the event that the disposition of Common Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Common Shares shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Administrator may require a Participant receiving Common Shares pursuant to the Plan, as a condition precedent to receipt of such Common Shares, to represent to the Company in writing that the Common Shares acquired by such Participant is acquired for investment only and not with a view to distribution.
Section 23.Notification of Election Under Section 83(b) of the Code.
If any Participant shall, in connection with the acquisition of Common Shares under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify the Company of such election within ten (10) days after filing notice of the election with the Internal Revenue Service.

Section 24.	No Fractional Shares.
No fractional Common Shares shall be issued or delivered pursuant to the Plan. The Administrator shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

Section 25.	Beneficiary.
A Participant may file with the Administrator a written designation of a beneficiary on such form as may be prescribed by the Administrator and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.

Section 26.	Paperless Administration.
In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

Section 27.	Severability.
If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

Section 28.	Clawback.
Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation, stock exchange listing requirement or Company policy, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation, stock exchange listing requirement or Company policy (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement), including, without limitation, the Aircastle Limited Executive Incentive Compensation Recoupment Policy, adopted on January 27, 2016, as may be amended from time to time.

Section 29.	Section 409A of the Code.
The Plan as well as payments and benefits under the Plan are intended to be exempt from, or to the extent subject thereto, to comply with Section 409A of the Code, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Participant shall not be considered to have terminated employment or service with the Company for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a “separation from service” from the Company and its Affiliates within the meaning of Section 409A of the Code. Any payments described in the Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards (or any other amounts payable under any plan, program or arrangement of the Company or any of its Affiliates) are payable upon a separation from service and such payment would result in the imposition of any individual tax and penalty interest charges imposed under Section 409A of the Code, the settlement and payment of such awards (or other amounts) shall instead be made on the first business day after the date that is six (6) months following such separation from service (or death, if earlier). Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A of the Code.

Section 30.	Governing Law.
The Plan and all determinations made and actions taken pursuant thereto shall be governed by the laws of the State of New York.

AIRCASTLE LIMITED

PROXY FOR ANNUAL GENERAL MEETING

MAY 19, 2017

THIS PROXY IS SOLICITED ON BEHALF OF
AIRCASTLE LIMITED’S BOARD OF DIRECTORS

The undersigned hereby appoints Christopher L. Beers and Alexander Green, and each of them, proxies for the undersigned, with full power of substitution, to vote all common shares of Aircastle Limited of which the undersigned may be entitled to vote at the Annual General Meeting of Aircastle Limited in Old Greenwich, CT, on Friday, May 19, 2017 at 10:00 a.m., or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying proxy statement and upon such other business as may properly come before the meeting or any adjournment thereof.
YOUR VOTE IS IMPORTANT! PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
(Continued and to be signed on other side)

AIRCASTLE LIMITED
c/o Aircastle Advisor LLC
300 First Stamford Place, 5th Floor
Stamford, CT 06902

Aircastle Limited
May 19, 2017

Your proxy card is attached below.

Please read the enclosed proxy statement, then vote and return the card at your earliest convenience.

* FOLD AND DETACH HERE *

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2, 3 and 4 and "THREE YEARS" for ITEM 5

Where no voting instructions are given, the shares represented by this Proxy will be VOTED FOR Items 1, 2, 3 and 4 and "THREE YEARS" for ITEM 5

Vote on Proposal No. 1

1.	Election of Directors: Nominees: Michael J. Cave, Ronald L. Merriman, Agnes Mura and Charles W. Pollard.

FOR all nominees [ ]	WITHHOLD AUTHORITY [ ] to vote for all nominees	FOR all nominees, EXCEPT [ ]	Write-In Nominee

Vote on Proposal No. 2

2.    Appoint Ernst & Young, LLP as the Company’s independent registered public accounting firm (which constitutes the auditor for the purpose of Bermuda law) to audit the Company’s financial statements for fiscal year 2017 and authorize the Directors of Aircastle Limited, acting by the Audit Committee, to determine the independent registered public accounting firm’s fees.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

Vote on Proposal No. 3

3.    Approval of the Aircastle Limited Amended and Restated 2014 Omnibus Incentive Plan, including the performance goals established under the plan for purposes of compliance with Section 162(m) of the Internal Revenue Code.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

Vote on Proposal No. 4

4.    Advisory vote to approve executive compensation.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

Vote on Proposal No. 5

5.    Advisory vote on the frequency of the advisory vote on executive compensation.

THREE YEARS [ ]	TWO YEARS [ ]	ONE YEAR [ ]	ABSTAIN [ ]

If other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to those matters.

Change of Address and/	I PLAN TO ATTEND ANNUAL MEETING. If you
or Comments Mark Here [ ]	check this box to the right an admission
ticket will be sent to you. [ ]

Receipt is hereby acknowledged of Aircastle Limited Notice of Meeting and Proxy Statement.
IMPORTANT: Please sign exactly as your name or names appear on this Proxy. Where shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If the holder is a corporation, execute in full corporate name by authorized officer. This proxy does not revoke any prior powers of attorney except for prior proxies given in connection with the 2017 Annual General Meeting of Shareholders.

Dated: _________________________________________, 2017

Signature

Signature

(Please sign, date and return this	Votes MUST be indicated
proxy card in the enclosed envelope.)	in black or blue ink. [ x ]